Exhibit 4.21
                                                                          Thomas
                                                                           Eggar



                               DATE: 21 April 2005




                               (1) FUTUREMEDIA PLC
                                       and
                            (2) ROYAL MAIL GROUP PLC




                            AGREEMENT in relation to
                              BIKES2WORK PROGRAMME









                                                 The Corn Exchange Baffins Lane
                                                 Chichester West Sussex PO19 1GE

                                                 Telephone +44 (0)1243 786111
                                                 Facsimile +44 (0)1234 536787
                                                 DX no. 30300 Chichester

                                Ref: COM/NJR     www.thomaseggar.com



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                                    CONTENTS

Clause                                                               Page Number

1.    DEFINITIONS..............................................................1
2.    THE SERVICES.............................................................5
3.    PRODUCTS PRICING AND SERVICES............................................6
4.    MASTER FINANCE AGREEMENT.................................................9
5.    TIMING..................................................................10
6.    PROJECT MANAGEMENT SERVICES.............................................11
7.    DELIVERY LIST AND PAYMENT PROCEDURES....................................12
8.    THE CLIENT'S RESPONSIBILITIES...........................................13
9.    PERSONAL DATA...........................................................14
10.   SUB-CONTRACTING.........................................................15
11.   TERM AND TERMINATION....................................................16
12.   STEP-IN RIGHTS..........................................................18
13.   WARRANTIES..............................................................19
14.   FUTUREMEDIA PERSONNEL...................................................19
15.   COMPLIANCE..............................................................20
16.   VARIATIONS..............................................................20
17.   SERVICES PERFORMED AT FUTUREMEDIA'S PREMISES............................20
18.   BIKES2WORK TRADENAME....................................................20
19.   CLIENT PROPERTY.........................................................20
20.   FUTUREMEDIA PERSONNEL AT THE CLIENT PREMISES............................21
21.   INTELLECTUAL PROPERTY RIGHTS............................................22
22.   CONFIDENTIALITY.........................................................23
23.   INTELLECTUAL PROPERTY INDEMNITY.........................................24
24.   LIMITATION OF LIABILITY.................................................25
25.   INSURANCE...............................................................25
26.   FORCE MAJEURE...........................................................25
27.   WAIVER..................................................................25
28.   NO AGENCY...............................................................26
29.   NOTICES.................................................................26
30.   CLIENT TRADE MARKS......................................................26
31.   ENTIRE AGREEMENT........................................................26
32.   RECOVERY OF SUMS DUE....................................................27
33.   PUBLICITY...............................................................27
34.   GOVERNING LAW AND DISPUTE RESOLUTION....................................27
35.   CORRUPTION AND BRIBERY..................................................28
36.   LANGUAGE................................................................28
37.   RECORDS.................................................................29
38.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999............................29
Schedule 1 Service Levels.....................................................30
Schedule 2 Insurance Levels...................................................35
List of Appendices............................................................37



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37
THIS AGREEMENT is made the     21 April    2005

BETWEEN:

1. FUTUREMEDIA PLC (registered in England under number 01616681) whose registered office is at Nile House, Nile Street, Brighton, East Sussex BN1 1HW ("Futuremedia"); and

2. ROYAL MAIL GROUP PLC (registered in England under number 04138203) whose registered office is at 148 Old Street, London EC1V 9HQ (the "Client").

WHEREAS:

(A) Futuremedia is a company engaged in the provision of employee Products available through the employee making a salary sacrifice.

(B) The Client is an employer that seeks to introduce these types of Products through Futuremedia.

(C) Futuremedia will take full operational, administrative and (save for payments under the Master Finance Agreement) financial responsibility for running the provision of the Products.

IT IS AGREED as follows:

1. DEFINITIONS

1.1 In this Agreement the following definitions apply unless the context requires otherwise:

      "Bicycle"                       means a cycle as defined by S192(1) of the
                                      Road Traffic Act as amended or updated from time to time;

      "Bicycle Safety Equipment"      means  bicycle  safety  equipment  such as
                                      helmets or reflective clothing;

      "Business Day"                  means  any  day  of  the  week   excluding
                                      Saturday or Sunday, save where such day is
                                      a   statutory,   public  or  bank  holiday
                                      observed in the country where performance under this Agreement is to take place;

      "Client Premises"               means any  premises  of the Client or such
                                      other premises at which the Client may perform the Services;

      "Client Property"               means any property or  equipment  owned by
                                      the  Client,  its  employees,   agents  or
                                      customers or which the Client is entitled to possess or use for any purpose;


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      "Client Trade Marks"            means the Royal Mail  trade  marks set out
                                      in the Schedule to the Royal Mail Branding
                                      License Agreement set out in Appendix D;

      "Confidential Information"      means    information   that   is   clearly
                                      identified as  confidential at the time of
                                      disclosure    or   is   by   its    nature
                                      confidential;

      "Customer Satisfaction Survey"  means the Employee  satisfaction survey in the form attached at Appendix F carried out by Futuremedia;

      "Data"                          means personal data of Employees;

      "Delivery List"                 means a schedule of  confirmed  deliveries
                                      of Products, and the name and employee number of the Employee to whom it was delivered in the form set out at Appendix
                                      A;

      "DP Legislation"                means  (i)  Data   Protection   Act  1998,
                                      related statutory instruments, regulations
                                      or codes of practice; and (ii) the Privacy
                                      and    Electronic    Communications    (EC
                                      Directive) Regulations 2003 as amended, extended or re-enacted from time to time;

      "Employee"                      means an employee in the UK of the Client;

      "Expiry Date"                   means   the   date  of   expiry   of  this
                                      Agreement, being the date set out in Clause 11;

      "Finance Company"               means Commonwealth Bank of Australia of 85
                                      Queen Victoria Street,  London EC4V 4HA or
                                      such  other   financial   institution   as
                                      Futuremedia shall approve from time to time;

      "Futuremedia Finance            means an  agreement  between  the  Finance
      Agreement"                      Company  and   Futuremedia,   as  amended,
                                      supplemented or replaced from time to time;

      "Futuremedia/Halfords           means an agreement between Futuremedia and
      Agreement"                      Halfords  as  amended,   supplemented   or
                                      replaced from time to time;


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      "Futuremedia's Premises"        means the premises of  Futuremedia or such
                                      other premises at which Futuremedia may perform the Services;

      "Halfords"                      means  Halfords  Limited   (registered  in
                                      England No. 00103161) or its replacement from time to time as agreed in writing between the parties;

      "Halfords/Royal                 means an  agreement  between  Halfords and
      Mail Agreement"                 the  Client as  amended,  supplemented  or
                                      replaced from time to time;

      "Hire Agreement"                means   an   agreement   between   the
                                      Client   and   an   Employee   for   a
                                      Products   in  the  form  set  out  in
                                      Appendix  C or such  other form as may
                                      be  specified  by the Client from time
                                      to time;

      "Letters of Collection"         means  a  letter  issued  to  an  Employee
                                      entitling them to purchase Products to a set value from Halfords;

      "Master Finance Agreement"      means an agreement  between the Client and
                                      the   Finance    Company,    as   amended,
                                      supplemented or replaced from time to time;

      "Operations Team"               means  the  team  of  four  persons,   two
                                      appointed by Futuremedia and two by the Client, comprising the Representatives and assistants who shall perform the functions set out in Clause 6;

      "Personnel"                     means  the  personnel   designated  by
                                      Futuremedia to perform the Services;

      "Process Model"                 means the Process  Model for the  Products
                                      and which forms part of and is appended to
                                      this   Agreement   at   Appendix   B   and
                                      initialled by the parties for the purpose of identification;

      "Processing                     Services"  means the services  relating to
                                      the  processes  and  action   required  to
                                      implement   and  operate  the   Programme,
                                      further details of which are set out in the Process Model;

      "Product"                       means  a  Bicycle   and   Bicycle   Safety
                                      Equipment provided to Employees as part of the Services;

      "Programme"                     means the Bikes2Work programme under which
                                      the   Products   are  to  be  offered  and
                                      provided to Employees operated and managed by Futuremedia in accordance with this Agreement;


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      "Project Management Services"   means the services provided by Futuremedia
                                      in    relation    to    the    management,
                                      administration  and  implementation of the
                                      Programme;

      "Promotion Services"            means  the   services   relating   to  the
                                      promotion   only  of  the   Programme   to
                                      Employees, further details of which are set out in Part 1 of the Process Model;

      "Representative"                means the key contact person or persons of
                                      each party who shall be members of the Operations Team;

      "Salary Sacrifice Schemes"      means schemes whereby employers provide or
                                      make Products available to their employees under an employee benefits scheme designed to allow the employee to take advantage of any income tax exemption for that Product, in particular those provided by section
                                      244 Income Tax (Earnings and Pensions) Act
                                      2003;

      "Services"                      means the  services,  as set out in Clause
                                      2.1,  to  be   provided   by   Futuremedia
                                      pursuant to this Agreement;

      "Service Levels"                means the levels at which  those  specific
                                      services (and their corresponding specific
                                      remedies   for  any  breach)  set  out  at
                                      Schedule 1 are to be performed;

      "Support Services"              means the  services set out in Clauses 3.4
                                      to 3.7 (inclusive); and

      "Term" means the period from the date of this Agreement to (and including) the Expiry Date of this Agreement being the date determined in accordance with Clause 11.1.

1.2   In this Agreement (except where the context otherwise requires):

      1.2.1 any reference to a Clause or Schedule is to the relevant clause of or schedule to this Agreement;

      1.2.2 the clause headings are included for convenience only and shall not affect the interpretation of this Agreement;

      1.2.3 use of the singular includes the plural and vice versa;


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      1.2.4 use of any gender includes the other genders;

      1.2.5 any  reference  to a statute,  statutory  provision  or  subordinate
            legislation   ("legislation")   shall   (except  where  the  context
            otherwise requires) be construed as referring to:

            (a) such legislation as amended and in force from time to time and to any legislation which (either with or without modification) re-enacts, consolidates or enacts in rewritten form any such legislation; and

            (b) any former legislation which it re-enacts, consolidates or enacts in rewritten form; and

      1.2.6 any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

2.    THE SERVICES

2.1   The Services shall consist of

      2.1.1 the Promotion Services;

      2.1.2 the Processing Services;

      2.1.3 the Support Services;

      2.1.4 the Project Management Services; and

      2.1.5 the procurement of the Products.

2.2 Futuremedia shall provide the Services in accordance with the provisions of this Agreement and shall meet the Service Levels. In the event that Futuremedia fails to meet any Service Levels, Futuremedia shall forthwith notify Royal Mail in writing, and the provisions set out in Schedule 1 shall apply.

2.3 Futuremedia shall be fully responsible for the administration, management and operation of this Programme and will provide guidance to the Client in the performance of the Client's tasks and obligations under this Agreement.

2.4 Futuremedia shall advise the Client where necessary with any inputs or services required from it under the provisions of the Process Model in accordance with those provisions and the Client will use reasonable endeavours to perform such inputs or services.

2.5 Futuremedia shall ensure that its provision of Products to Employees shall comply with the provisions of section 244(5) Income Taxes (Earnings and Pensions) Act 2003.

2.6 Futuremedia shall not offer to provide any Product to Employees which it cannot deliver to the Employee within 5 days of that Employee presenting the Letter of Collection to Halfords and in the event an Employee orders a Product of a specialist nature not commonly supplied by Halfords then Futuremedia shall procure that Halfords shall agree the delivery date with the Employee provided always such date shall not be more than 21 days from presentation of the Letter of Collection from the employee.


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3.    PRODUCTS PRICING AND SERVICES

3.1 Futuremedia shall ensure that prices for the Products at the time the Employee exchanges the Letter of Collection for the Products are the best lowest prices available (including any discount or other sale reduction) for such Products in any Halfords (or its replacement from time to time) retail store in the United Kingdom.

3.2 Futuremedia shall acquire the Products from Halfords or such other supplier as the parties may agree.

3.3   INTENTIONALLY OMITTED.

3.4 If Futuremedia supplies a Product to an Employee which does not conform with the description in the relevant Hire Agreement or definition of Product, it shall promptly replace it with a Product which does comply with the description or definition.

3.5 Futuremedia shall procure that Halfords shall provide at a Halfords retail store in the United Kingdom a free safety check, and shall perform any necessary adjustments arising from that safety check, for all Bicycles supplied to Employees under the Futuremedia/Halfords Agreement and this Agreement six weeks after delivery of a Product to an Employee at the request of the Employee.

3.6 Futuremedia shall operate a telephone enquiry service ("Helpdesk") to deal with any queries or complaints from Employees who have hired, or are in the process of hiring, Products and shall transfer through to Halfords at its telephone enquiry desk ("Halfords Helpdesk") any call relating to technical, delivery, Product information and specification, service enquiry matters. Futuremedia shall procure that the Halfords Helpdesk is open and operating between the hours of 9.00 a.m. and 5.00 p.m. Monday to Friday. Futuremedia shall procure that Halfords shall record all complaints received about the Products via the Halfords Helpdesk and all other complaints or queries which it receives regarding the Products and shall report such complaints and queries to Futuremedia. Futuremedia shall procure that Halfords shall manage and resolve all such complaints and queries and shall report on the outcome to Futuremedia. Futuremedia shall procure that Halfords shall provide the Client with all such reports and records upon request from the Client.

3.7 Futuremedia shall procure that Halfords shall, provide, free or charge, Bicycle Safety Equipment to any Employee who hires a Product under a Hire Agreement, to the value of 10% of the retail price of the Product.

3.8 Futuremedia warrants that all Products it provides to Employees pursuant to this Agreement and each Hire Agreement will conform with the description and definition of the Product and the Hire Agreement and will continue to conform to this description for the period of 12 months from the date on which the Product is delivered to the Employees hiring the Product under the Hire Agreement.


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

3.9 Futuremedia warrants that all Products provided to Employees pursuant to this Agreement and each Hire Agreement will be of satisfactory quality, fit for purpose and free of all defects and will continue to be of satisfactory quality, fit for purpose and free of all defects for the period of 12 months from the date on which the Product is delivered to the Employee hiring the Product under the Hire Agreement (the "Warranty Period").

3.10 Futuremedia shall, without prejudice to the Client's other remedies, promptly remedy any breach of the warranties set out in clauses 3.8 and
      3.9 by repairing or replacing the relevant Products at its own expense and to the reasonable satisfaction of the Client. Futuremedia shall provide fully functioning alternative Products whilst any breach is being remedied, such alternatives to be approved in advance by the Client.

3.11 Futuremedia shall indemnify the Client, any other companies in its Group and their respective directors, officers, agents, employees, contractors, successors and assigns (the "Indemnified Parties") and keep them indemnified and held harmless from and against any and all direct costs (including the costs of enforcement), expenses (including reasonable and proper legal expenses), liabilities, injuries, losses, loss of savings (including without limitation National Insurance Savings), damages, causes of action, claims, demands, proceedings and judgements (including any such costs, expenses, damages etc. arising from death or personal injury), which an Indemnified Party suffers or incurs or pays as a result of or arising out of or in connection with any:

        3.11.1 breach by Futuremedia, any other companies in its Group and their respective directors, officers, agents, employees, contractors, successors and assigns ("Futuremedia Parties") of any of the provisions of this Agreement or any material delay by a Futuremedia Party in complying with any such provisions;

        3.11.2  breach by a Futuremedia Party or any warranty in this Agreement;

        3.11.3 claim made against an Indemnified Party by any third party arising out of or in connection with the provision of the Services and which is due to the fault of a Futuremedia Party;

        3.11.4  breach of statutory duty by a Futuremedia Party; or

        3.11.5 act, omission, default, statement or negligence of a Futuremedia party in connection with the performance of this Agreement.

3.12 Futuremedia shall keep detailed, accurate and complete records detailing all action it takes in connection with the performance of its obligations under this Agreement.

3.13 The Client shall have full rights to audit Futuremedia's compliance with the terms of this Agreement and all records relating to the Scheme. Futuremedia shall provide the Client, on request and at no additional charge, with:


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        3.13.1  reasonable  access to and copies of the  records  referred to in
                Clause 3.12;

        3.13.2 reasonable access to all relevant information, premises, data, emoployees, agents, contractors, sub-contractors and assets at all locations from which obligations of Halfords are being carried out; and

        3.13.3  all reasonable assistance in carrying out the audit.

3.14 At the Client's reasonable request, Futuremedia shall make all reasonable changes required by, and take any other action necessitated by, any audit or inspection. Futuremedia shall implement the action at no charge to the Client.

3.15 A material failure by Futuremedia to comply fully with any audit, including any failure to comply fully with Clauses 3.11, 3.12 or 3.13, shall be regarded as a material breach of this Agreement which shall be subject to Clause 11.3.7.

3.16 Any inspection or audit, or failure to inspect or audit, shall not in any way relieve or release Futuremedia from its obligations under this Agreement.

3.17 If the Client has a claim (a "Claim") both against Futuremedia and against Halfords arising from the same circumstances in respect of any matter set out in Clauses 3.4 to 3.14 inclusive, the Client shall take reasonable steps to pursue the Claim against Halfords before seeking to recover from Futuremedia in respect of the Claim, but nothing in this Clause shall require the Client to exhaust its remedies against Halfords in respect of the Claim before seeking to recover from Furturemedia.

3.18 Futuremedia shall ensure, and shall procure that Halfords ensures, that the Products are suitable for the Programme and for qualifying journeys (as defined in Section 249 of the Income Tax (Earnings and Pensions) Act 2003.

3.19 Futuremedia expressly acknowledges that the Client has not made any representation or warranty as to the number of Employees who may participate in the Programme or any level of turnover which may result from the Programme.

3.20 Futuremedia shall use all reasonable endeavours to implement measures agreed between the parties to seek to ensure that Employees do not contact the Client or any associated company for any reason relating to the Programme or the Services. The initial measures to be implemented are set out in Appendix E.

3.21 Without prejudice to paragraph 4.1 of the Service Levels, in the event the Customer Satisfaction Surveys indicate to the Client dissatisfaction by 5% or more of those Employees who make contact with Futuremedia for any promotion period as defined in clauses 5.3 in respect of any particular matter in the Customer Satisfaction Survey then Futuremedia shall use all reasonable endeavours to remedy or improve such matter to the satisfaction of the Client.

3.22 The Parties shall agree the form of Customer Satisfaction Survey by 8 March 2005 and in the event the Parties fail to reach such agreement the Customer Satisfaction Survey shall be as reasonably specified by the Client. In either case the form of wording for the final question of the Customer Satisfaction Survey shall be in the form set out below the Service Levels at Schedule 1.


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3.23  Futuremedia  shall ensure that the value of any Letter of Collection shall not exceed (pound)500.

3.24 Futuremedia shall ensure that no more than 10,000 Employees shall participate in the Programme.

3.25 Futuremedia shall provide to the Client as soon as practicable after collection of the Bicycle and Bicycle Safety Equipment by the Employee full and complete details of the Bicycle and Bicycle Safety Equipment delivered to the Employee in order for the Client to keep and maintain its asset register. The parties acknowledge the Client is required to provide such details to the Finance Company under the terms of the Master Finance Agreement.

4.    MASTER FINANCE AGREEMENT

4.1   This Agreement shall be subject to and conditional upon:

      4.1.1 the Client and the Finance Company having signed a binding Master Finance Agreement;

      4.1.2 the Finance Company and Futuremedia having signed the Futuremedia Finance Agreement;

      4.1.3 Futuremedia and Halfords having signed the Futuremedia/Halfords Agreement; and

      4.1.4 the activities undertaken under the Hire Agreement being covered by the terms of the Client's Consumer Credit Licence granted by the Office of Fair Trading,

            (together the "Conditions").

4.2 If the Conditions shall not have been fulfilled by 1 May 2005, this Agreement shall automatically cease and terminate and neither party shall have any claim of any nature whatsoever against the other party.

4.3 The Client shall inform Futuremedia in writing if a Master Finance Agreement is not in force for each relevant promotion period established in accordance with Clause 5.

4.4 The prices payable by the Finance Company to Futuremedia in respect of the Products shall not exceed the value of the Letters of Collection included in each Delivery List.

4.5 The Client undertakes to pay sums due to the Finance Company in accordance with the terms of the Master Finance Agreement.


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4.6   Futuremedia,  or if the context requires procure that Halfords, shall sell to the Finance Company such Products as are the subject of Hire Agreements and transfer the ownership of the Products to the Finance Company upon payment by the Finance Company of the invoice sent in connection with the Products.

4.7 Futuremedia shall not use any Hire Agreement and/or any ancillary brochures and literature which is regulated by the Consumer Credit Act 1974 ("CCA Documents") until they are approved in writing for use in the relevant promotion period (as defined in clause 5.3) by the Client's external lawyer notified to Futuremedia by the Client from time to time (who for the time being shall be Roger Dobson of Eversheds).

4.8 Futuremedia shall provide the Client's external lawyer with the CCA Documents prior to each promotion period and shall implement any change and/or undertake such action as is required by the Client's external lawyer to enable the Client's external lawyer to provide the approval required under clause 4.7.

4.9 Futuremedia shall pay on demand by the Client all reasonable costs of the Client's external lawyer in respect of any change to the CCA Documents initiated or requested by Futuremedia. Any such change shall require the prior written consent of the Client.

5.    TIMING

5.1 Subject to clauses 4.1 and 4.2, the provisions of this Agreement shall become effective upon signature.

5.2 Participation in the Programme shall be offered to Employees for an initial continuous period at any time between 1 May 2005 and 30 May 2005. Futuremedia shall ensure that no Employee shall participate in the Programme or sign any Hire Agreement in respect of such initial period after 30 May 2005.

5.3 The Programme shall, unless the parties otherwise agree in writing, subsequently be offered to Employees for periods of 2 calendar months in October/November and March/April ("promotion periods") in each year during the term of this Agreement.

5.4 The parties agree that Employees shall only be entitled to participate in the Programme if they have been an Employee and held their current contract for services with the Client in their current office for at least 12 calendar months by the date of commencement of each offer period specified in Clauses 5.2 and 5.3. The Client shall provide Futuremedia with the data necessary to determine whether Employees satisfy these criteria, and Futuremedia shall be under no liability under this Clause in respect of the participation of any ineligible Employees in reliance on inaccurate data supplied by the Client.

5.5 Futuremedia shall not be obliged to provide the Promotion Services outside the promotion periods established in accordance with Clause 5.3, except to the extent that such services are reasonably necessary for the proper provision of the Promotion Services during the periods set out above.


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

5.6 Futuremedia shall provide the Project Management Services, the Promotion Services, the Processing Services, the Support Services and procure the Products until the Expiry Date, and, in the case of the Support Services, thereafter in accordance with Clause 11.9 or such later date in the event services are required to remedy any breach of warranty in this Agreement.

6.    PROJECT MANAGEMENT SERVICES

6.1   Futuremedia shall be responsible for the management of the Services.

6.2 Each party has appointed or shall appoint two Representatives as members of the Operations Team. One nominated Representative of each party will be the primary contact for the other party and all communications, documentation and materials relating to the Agreement and sent by the parties shall be sent to the appropriate Representative. Each Representative is entitled to appoint an assistant who may attend at meetings of the Operations Team. Each party shall notify the other in writing promptly in the event of any change in its Representative or Representative's assistant.

6.3 Futuremedia shall convene regular meetings of the Operations Team to review the performance of the Services. Unless agreed otherwise, the performance review meetings shall take place quarterly. These reviews will take into account, inter alia, the following: employee satisfaction/complaints, service levels, documentation, management information, after sales service and administrative support by Futuremedia, suitability of the Products and progress of the Services and results of any audit/inspection on the Services carried out by the Client.

6.4 The Operations Team shall be responsible for reviewing and approving any proposed changes to any of the following:

      6.4.1 the nature of the Products and the price to be charged to the Finance Company and payments to be made by the Employee; and

      6.4.2 the identity of the supplier of the Products.

      Any decision of the Operations Team in relation to the matters set out in this Clause 6.4 shall require the consent of the Client, such consent not to be unreasonably withheld or delayed.

6.5   Futuremedia shall:

      6.5.1 provide the Client, at no charge, access to information, documents, systems and equipment used in the provision of the Products in order for the Client to carry out such study as it reasonably thinks desirable to measure and compare any of the costs of providing the Products against similar schemes available in the market from other relevant providers (provided that nothing in this Clause shall require Futuremedia to disclose any information which would endanger the protection of any of Futuremedia's intellectual property or which is commercially confidential); and

      6.5.2 notify the Client if Futuremedia or any of its affiliates becomes aware that the Products are provided by any person to another person under terms which are materially more favourable or beneficial (taken as a whole) than those given to Employees (taken as a whole), provided that, for the purpose of this Clause 6.5 "materially more favourable or beneficial" shall mean, in relation to any costs, that such costs are in excess of at least ten (10) per cent compared to the costs applicable to the Products.

6.6 Upon the Client becoming aware that the Products are being provided on materially more favourable or beneficial terms, the Client shall have the right, by notifying Futuremedia, to require Futuremedia to take the necessary measure to provide the Products on terms similar to such better terms.

6.7 Futuremedia shall at no charge provide the Client access to such information as may be required for audit and inspection purposes under this Agreement.

6.8 For the purpose of this Clause the Representatives, assistants and address of each party shall, until amended by notice in writing, be:

      for Royal Mail:                       for Futuremedia:

      Shan Lawrence (Primary Contact)       Stuart Pembery (Primary contact)

      Andrew Dalkin  (assisted by such      Julia  Southward
      person as is notified to
      the parties from time to time)

      Geraldine Ward                        Mark Wilsher

      Lynette David                         (no assistant)

      Address: 148 Old Street,              Brighton, East Sussex BN1 1HW
      London EC1V 9HQ

7.    DELIVERY LIST AND PAYMENT PROCEDURES

7.1 For the avoidance of doubt, the procedures relating to the issue and acceptance of Delivery Lists and invoicing and payment by Futuremedia are set out in this Clause 7.

7.2   Futuremedia shall issue to the Client:

      7.2.1 a weekly (or such other times agreed in writing by the parties) Delivery List for each Products; and

      7.2.2 evidence that a Letter of Collection has been issued to each relevant employee.

7.3 As soon as practicable (and in any event within 5 Business Days of receipt) the Client will:

      7.3.1 confirm in writing their receipt and confirmation of each Delivery List and evidence of the issue of Letters of Collection to Futuremedia and to the Finance Company; or

      7.3.2 request Futuremedia to issue a revised Delivery List and evidence of the issue of the Letters of Collection with any queried items removed or corrected or properly completed.

      The Client shall query items only if it believes details of those items are inconsistent with Products or there is an error regarding details of Employees or number of the Letters of Collection issued pursuant to Hire Agreements or whether a Letter of Collection was in fact issued to an Employee. The deadline for approval of any re-issued Delivery List shall remain the same as the deadline for the original document.

7.4 After confirmation by the Client in accordance with Clause 7.3.1, Futuremedia shall issue to the Finance Company a weekly consolidated invoice of all amounts due to Futuremedia in respect of items contained in each Delivery List confirmed in writing by the Client.

7.5 For the avoidance of doubt, no sums shall be payable by the Client to Futuremedia in respect of Letters of Collection or otherwise under this Agreement save for any sums payable as a result of any breach of this Agreement. Payment shall be made by the Client to the Finance Company in accordance with the Master Finance Agreement, and the Finance Company will make payments to Futuremedia in accordance with the Futuremedia Agreement.

7.6 Futuremedia warrants the accuracy of each Delivery List issued to the Client.

7.7   In  the  event  that  Futuremedia   fails  to  meet  any  Service  Levels,
      Futuremedia shall forthwith notify the Client in writing, and the provisions set out in Schedule 1 shall apply.

8.    THE CLIENT'S RESPONSIBILITIES

8.1   The Client's responsibilities under this Agreement are as follows:

      8.1.1 the Client shall provide Futuremedia reasonable access to Employees by means of a direct promotional mailing or other correspondence in each case as approved by the Client to enable Futuremedia to perform the Promotion Services in accordance with Clause 2 and the provisions set out in Part 1 of the Process Model;

      8.1.2 the Client shall review Delivery Lists in accordance with the provisions of Clause 7;

      8.1.3 The Client shall appoint Representatives in accordance with Clause 6; and

      8.1.4 procure that a Master Finance Agreement is in force not less than 14 days before the commencement of the promotion period as contemplated by Clause 5 or, if later, by the date when the Products in respect of that promotion period are agreed.

8.2 For the purpose of Clause 8.1.1, the Client shall, where lawful, possible and with the agreement of the Employees, give Futuremedia access to Employees in accordance with clause 8.1.1.

8.3 Futuremedia acknowledges that the Client has no obligations under this Agreement other than the obligations set out in Clauses 8.1 and 8.2.

9.    PERSONAL DATA

9.1   Futuremedia hereby undertakes and warrants:

      9.1.1 to use Data only for the purpose of providing the Services and in accordance with instructions given to Futuremedia from time to time by the Client;

      9.1.2 not to use the Data for the benefit of Futuremedia or of any third party other than pursuant to a further separate written agreement with the Client;

      9.1.3 not to copy, reproduce or reduce to writing any part of the Data except as may be reasonably necessary for the provision of the Services. Any such copies reproductions or reductions to writing shall be the property of the Client,

      PROVIDED that Futuremedia may use the Data for the purpose of informing an Employe of other goods or services offered by Futuremedia where the Employee has expressly agreed that Futuremedia may do so.

9.2 Futuremedia warrants that it will at all times observe its obligations as set out in the DP Legislation. In particular, Futuremedia undertakes to:

      9.2.1 apply to the Data no lesser security measures and degree of care than those which the Client applies to the Data as notified in writing by the Client to Futuremedia from time to time;

      9.2.2 take appropriate technical and organisational measures against unauthorised or unlawful processing of Data and against accidental loss or destruction of, or damage to, Data;

      9.2.3 not transfer the Data or any part of it outside the European Economic Area without the prior written consent of the Client.

9.3 Futuremedia shall permit the Client and/or its authorised representatives to have access to its premises and to the Data in its possession or control, at reasonable times and on reasonable notice, for the purposes of verifying Futuremedia's compliance with its obligations under this Agreement.

9.4 Futuremedia shall provide any reasonable assistance necessary to the Client to enable the Client to:

      9.4.1 respond to enquiries from or information/enforcement  notices served
            by  the  Information   Commissioner's   Office;   9.4.2  respond  to
            complaints from data subjects; and

      9.4.3 investigate any breach or alleged breach of the DP Legislation.

9.5 Futuremedia hereby indemnifies the Client and holds the Client harmless in respect of any loss, damage, costs or expenses incurred by Royal Mail as a result of any breach of the DP Legislation by Futuremedia.

9.6 Within one month of completion of the Services or receipt of a reasonable written request from the Client, Futuremedia shall return to the Client or destroy (as the parties shall agree at the time) all documents and materials (and all copies thereof) containing the Data and certify in writing to the Client that it has complied with the requirements of this Clause. Notwithstanding the completion of the Services or the return of the Data, Futuremedia shall continue to be bound by the undertakings set out in this Clause.

9.7 The Client reserves all rights in the Data. Other than as expressly set out in this Agreement no right or licence is granted to Futuremedia and none shall be implied from this Agreement.

9.8 Futuremedia hereby warrants that it holds a valid notification as required under the DP Legislation and that this notification is relevant for the purpose of the Services.

10.   SUB-CONTRACTING

10.1 Futuremedia may not sub-contract the provision of any of the Services without the prior written consent of the Client, such consent not to be unreasonably withheld or delayed. Any request for consent shall be made to the Client's nominated Representative.

10.2 For the purpose of Clause 10.1, the Client hereby consents to the sub-contracting of the provision of the telephone help line forming part of the Services in accordance with the provisions of the Process Model.

10.3 Notwithstanding any sub-contracting of any of the Services, Futuremedia shall remain responsible for the provision of those Services and any act or omission of its sub-contractors.

10.4 Futuremedia shall be fully responsible for any act or omission of any supplier from which Futuremedia procures the supply of goods (including without limit the Products) or services under this Agreement.

11.   TERM AND TERMINATION

11.1 This Agreement shall come into effect on the date of this Agreement and, unless terminated earlier in accordance with the provisions set out below, shall continue in force for a period of four years, unless terminated by either party giving to the other not less than 3 months', prior written notice, such notice not to be effective before 4 November 2006. The Client shall not enter into any Hire Agreements in connection with this Agreement after the Expiry Date.

11.2 Either party may terminate this Agreement immediately by giving notice in writing to the other party if:

        11.2.1 the other party has a receiver or administrative receiver appointed over the whole or any part of its undertaking or assets;

        11.2.2  the other party  passes a  resolution  for winding up other than
                for  the   purpose  of  bona  fide   solvent   amalgamation   or
                reconstruction;

        11.2.3 an order is made for the appointment of an administrator to manage the affairs, business and property of the other party or documents are filed with a court of competent jurisdiction for the appointment of an administrator of the other party or notice of intention to appoint an administrator is given by the other party or its directors or by a qualified floating charge holder (as defined in paragraph 14 of Schedule B1 to the Insolvency Act
                1986);

        11.2.4 the other party enters into any voluntary arrangement with its creditors;

        11.2.5 the other party ceases or threatens to cease to carry on business; or

        11.2.6  the other party is unable to pay its debts as they fall due.

11.3 The Client may terminate this Agreement immediately by giving notice in writing to Futuremedia if:

        11.3.1 the reputation the Client is damaged as a result of any act or omission of Futuremedia, its sub-contractors or any supplier from which it procures the supply of goods or services under this Agreement other than in the proper performance of its obligations under this Agreement;

        11.3.2 not less than 10% of the issued share capital of Futuremedia is acquired by a person or persons acting in concert (as defined in The City Code on Takeovers and Mergers) who are, in the Client's reasonable opinion, competitors of the Client in any of its core businesses of mail, postal, parcel and courier services involving the delivery of physical items;

        11.3.3 in the event that breaches of the Service Levels in any period reach the termination threshold specified in Schedule 1;

        11.3.4 the tax treatment of the Programme is changed in a way materially less advantageous to the Client or Employees;

        11.3.5  the Client exercises its rights under Clause 12;

        11.3.6 the Client's Consumer Credit licence applicable to the scheme is withdrawn, revoked or terminated; or

        11.3.7 Futuremedia is in material breach of this Agreement as set out in Clause 3.15.

11.4 Either party may terminate this Agreement immediately by giving notice in writing to the other party if the other party is in material breach of any of its obligations under the Agreement and fails to remedy the breach (if capable of remedy) within thirty days of a written notice so to do.

11.5 Any termination of this Agreement will not prejudice the rights or remedies of either party, whether under this Agreement or otherwise, and will not affect any accrued rights or liabilities of either party at the date of termination.

11.6 Any termination of this Agreement however caused, shall not affect the coming into force or the continuance in force of any provision of this Agreement which is expressly or by implication intended to come into or continue in force on or after such termination.

11.7 Upon termination of this Agreement, both parties shall forthwith destroy or (at either party's option) return all copies and records of Confidential Information (including, without limitation, all ideas and inventions) disclosed by the other party.

11.8  TUPE

        11.8.1  Request for Information

                Futuremedia will provide the Client with such information as it may reasonably request about Futuremedia's employees engaged on the work covered by this Agreement including their length of service, age, terms and conditions of employment, any claims they may have made against Futuremedia and any liabilities of whatsoever nature Futuremedia may have towards them.

                Confidentiality Undertaking

                The Client will take all necessary precautions to ensure that the information referred to above is given only to service providers who have qualified to tender for the future provision of the services. The Client will require that such service providers shall treat the information in confidence; that they shall not communicate it except to such persons within their organisation and to such extent as may be necessary for the purpose of preparing a response to an invitation to tender issued by the Client; and that they shall not use it for any other purpose.

        11.8.2  Futuremedia will not:

                (a) at any time during the contract period, or any extension of the original contract period, move into the undertaking or the relevant part of the undertaking which provides the Services, any persons in its employment who do not meet the standards of skill and experience or who are in excess of the number of persons required to perform this Agreement; or

                (b) during the period of notice, make any substantial change in the terms and conditions of employment of persons employed to perform this Agreement which is inconsistent with Futuremedia's established employment and remuneration policies.

        11.8.3  Indemnity

                The Client will not be responsible for any redundancy payments for the duration of this Agreement and/or that Futuremedia may incur as a result of termination of the Agreement.

                Should there be held to be a transfer to which TUPE legislation applies, the Client will not indemnify Futuremedia against any claims arising from transferred employees.

11.9 Notwithstanding the termination or expiry of this Agreement, Futuremedia shall continue to provide the Support Services to each Employee who has received a Products until the expiry of 3 years from the date of the delivery of that Products.

12.   STEP-IN RIGHTS

12.1 If Futuremedia is unable to meet its obligations under this Agreement, or the provisions of Clause 11.2 apply in respect of Futuremedia then it shall notify the Client forthwith. Upon notification by Futuremedia, or if Futuremedia is unable to meet its obligations or the provisions of Clause
      11.2 apply (as the case may be) but Futuremedia fails to give such notification, the Client shall:

        12.1.1 have the right to perform all or part of the relevant Services in place of Futuremedia or to secure the services of another supplier, by notice to Futuremedia (the "Step-in Rights"); and/or

        12.1.2 require Futuremedia to use all reasonable endeavours to find, by a date set by the Client at its own discretion, an alternative supplier to perform all or part of the relevant Services in place of Futuremedia (the "Alternative Supplier").

12.2 In the event that the Client exercises its Step-In Right in respect of any Services in accordance with Clause 12.1.1:

        12.2.1 the Client shall not be obliged to accept any further Delivery Lists (except in respect of those Products delivered prior to the time of exercise); and

        12.2.2 Futuremedia shall be liable for and shall pay to the Client all costs, charges and expenses incurred by the Client in performing such Services.

12.3 In the event that the Client requires the Services to be performed by an Alternative Supplier in accordance with Clause 12.1.2:

        12.3.1 the Alternative Supplier and arrangements will be notified to the Client for approval; and

        12.3.2 Futuremedia shall procure that performance by the Alternative Supplier shall in all respects meet the requirements of this Agreement; and

        12.3.3 Futuremedia shall be responsible for paying the Alternative Supplier any such sums payable to Futuremedia from the Finance Company (including any difference between any such amount payable to Futuremedia and any amount payable by the Client to the Alternative Supplier) so far as it may lawfully do so.

12.4 The arrangements set out in this Clause 12 shall not prejudice any other right or remedy of the Client in respect of any breaches by Futuremedia of its obligations under this Agreement.

12.5 Futuremedia shall use all reasonable endeavours to procure that all contracts and sub-contracts entered into by it for the purpose of the provision of the Services contain such provisions as are reasonably necessary to permit the Client to exercise the rights granted under this Clause.

12.6 If the Client exercises its rights under this Clause, Futuremedia shall provide the Client with such information and such access to its books and records and its employees, and do all such other things, as may reasonably be required to enable the Client to continue to provide the Services and the Products.

13. WARRANTIES

13.1 With regard to the provision of the Services, Futuremedia warrants that in performing the Services Futuremedia shall use (and procure that the Personnel use) and exercise all reasonable skill and care in accordance with good industry practice in the performance of its obligations under this Agreement.

13.2 Futuremedia warrants that it has the rights to grant the rights set out in this Agreement.

13.3 Except as expressly stated in this Agreement, all warranties and conditions, whether express or implied by statute, common law or otherwise (including but not limited to fitness for purpose and suitability) are hereby excluded to the extent permitted by law.

14.   FUTUREMEDIA PERSONNEL

14.1  Futuremedia shall:

        14.1.1 make reasonable efforts to maintain continuity in relation to the Personnel; and

        14.1.2 ensure that all of the Personnel have all the requisite skill, experience, qualifications and knowledge necessary to perform the tasks assigned to them and in doing so adopt reasonable and proper standards of behaviour, and in the event of breach of this sub-clause Futuremedia shall, upon written request of the Client, rectify the breach by promptly replacing the Personnel concerned.

15.   COMPLIANCE

15.1 Futuremedia and all Personnel shall at all times perform the Services in compliance with all statutory requirements for health, safety, welfare and environmental protection and shall conform to all relevant laws including statutes, regulations and by-laws of local or other authorities.

16.   VARIATIONS

16.1 All variations to the Services and/or any changes to this Agreement shall be mutually agreed in writing and signed by the parties prior to implementation.

17.   SERVICES PERFORMED AT FUTUREMEDIA'S PREMISES

17.1 Subject to not less than 2 Business Days' prior written notice, where the Services or part thereof are carried out at Futuremedia's Premises or any other relevant premises, Futuremedia shall ensure that the Client or any person authorised by it shall be entitled to full and free access to Futuremedia's Premises or any other relevant premises during normal business hours to carry out any inspection, examination or testing or other quality assurance as is reasonably deemed necessary. Such inspection, examination or testing shall not release Futuremedia from any obligation under this Agreement.

18.   BIKES2WORK TRADENAME

18.1 Each party confirms that it will not object to the other using the trade name "Bikes2Work" (the "Name") for the purpose of exercising their respective rights and performing their respective obligations under this Agreement, the Futuremedia/Halfords Agreement and the Halfords/Royal Mail Agreement or otherwise.

18.2 Neither party makes any representation or warranty as to the ownership of the Name, and it is expressly acknowledged that the confirmation contained in Clause 18.1 is subject to any rights that any third party may have.

19.   CLIENT PROPERTY

19.1 All Client Property shall at all times remain the property of the Client and Futuremedia shall have no rights in and to the said equipment other than as bailee in relation to any Client Property held at Futuremedia's Premises.

19.2  Futuremedia undertakes that it shall:

        19.2.1 not use Client Property other than for the provision of the Services;

        19.2.2 promptly give notice to the Client of the happening of any material loss or damage to Client Property;

        19.2.3 co-operate with the Client so as to afford the Client or its authorised representatives access to inspect Client Property;

        19.2.4 at all times keep Client Property in its sole possession at Futuremedia's Premises and not sell, assign, mortgage, charge, let or hire that Client Property nor, without the prior written consent of the Client, remove or replace or permit the removal or replacement of Client Property or any part thereof from Futuremedia's Premises;

        19.2.5 operate Client Property properly and in accordance with the manufacturer's or supplier's instructions (as the case may be) or other instructions supplied by the Client;

        19.2.6  not modify or alter Client Property; and

        19.2.7 clearly identify Client Property as such and keep it separate from other equipment.

19.3 Upon termination or expiry of this Agreement, the bailment contained in this Clause shall terminate forthwith and Futuremedia shall return all such Client Property to the possession of the Client. Futuremedia shall be responsible for all loss of or damage to Client Property at Futuremedia's Premises (except for any condition properly attributable to fair wear and tear) during the term of the bailment under this Clause.

19.4 Unless otherwise specified, any Client Property removed by the Personnel from the Client Premises(s) shall be collected there from and re-delivered thereto at the expense of Futuremedia, and from collection until delivery shall be at the risk of Futuremedia. Delivery shall be deemed to take place on signature for the items by a responsible Client employee or authorised agent.

19.5 Futuremedia acknowledges that the Client makes Client Property available to Futuremedia on an as is basis and no warranty, condition, undertaking or term, express or implied, statutory or otherwise, is given or assumed by the Client in relation to Client Property and all such warranties, conditions, undertakings and terms are hereby excluded.

19.6 Unless otherwise agreed between the parties in writing, the Client shall not charge Futuremedia for use of any Client Property when it is required to enable Futuremedia to deliver the Services.

20.   FUTUREMEDIA PERSONNEL AT THE CLIENT PREMISES

20.1 The Client shall afford to Futuremedia such access to the Client Premises as is reasonable and necessary for the performance of the Services, subject to prior agreement as to date and time. Futuremedia shall liaise with the Client's events team on scheduling of events and road shows for the Programme.

20.2 The Client may request and obtain from Futuremedia a list of the Personnel attending the Client Premises.

20.3 The Client may refuse admission to the Client Premises to any member of the Personnel, or require any such member to leave such Client Premises, at any time and for any reason. If the Client requires any member of the Personnel to leave the Client Premises, Futuremedia shall ensure that he or she promptly does so. Futuremedia may claim for reasonable costs incurred as a result of Personnel not being allowed admission to the Client Premises or being required to leave the Client Premises where
      Futuremedia has followed all prior agreed instructions and access was refused due to an act or omission of the Client.

20.4 While the Personnel attend the Client Premises, Futuremedia shall use its reasonable endeavours to ensure that they conform to the Client's codes and regulations, adopt proper standards of behaviour, and co-operate with the Client employees or agents with designate security responsibilities.

20.5 If requested to do so by the Client, Futuremedia shall provide reasonable co-operation to the Client in the preparation of an appropriate health and safety plan and shall use its reasonable endeavours to ensure that the Personnel adhere to such a plan once it has been prepared and agreed. However, Futuremedia reserves the right to charge for this on a time and materials basis.

20.6 Futuremedia shall use all reasonable endeavours to ensure that in the provision of the Services Futuremedia does not interfere with the operations of the Client, its employees or agents or any other contractor engaged at the Client Premises whether or not Futuremedia is provided with sole access to the Client Premises.

20.7 Futuremedia shall be responsible at its own risk and expense for the delivery to, unloading at and removal from the Client Premises of all plant, equipment and things of all kinds necessary for the provision of the Services. Unless otherwise agreed between the parties in writing, all such items shall remain the responsibility of Futuremedia who shall be liable for the care, safety and storage thereof and shall remove them at the end of each visit or collection of visits relating to a single project and leave the Client Premises in a clean, tidy and safe condition.

20.8 Futuremedia shall notify the Client immediately of any damage, loss or injury to property or persons occurring at the Client Premises of which Futuremedia and/or the Personnel are or ought reasonably to be aware.

21.   INTELLECTUAL PROPERTY RIGHTS

21.1 Where Software is required to enable Client or Employee to obtain the full benefit of the Products of the Services Futuremedia hereby agrees to grant to the Client a non-exclusive, non-transferable licence to use the Software for that purpose.

21.2 The Client will not, without Futuremedia's prior written consent, copy or (except as permitted by law) decompile or modify the Software, nor copy the manuals or documentation.

21.3 Should the Client choose to receive specific content from third party suppliers, then the Client will sign the content related agreements reasonably required by the owner of the copyright in the Software to protect the owner's interest in that Software.

22.   CONFIDENTIALITY

22.1 Each party (the receiving party) shall keep confidential and shall not disclose to any third party any Confidential Information of the other party which has been disclosed to it under or pursuant to this Agreement, nor use the same for any purpose other than the performance of this Agreement. The receiving party may disclose such information to its employees, officers, advisers and permitted subcontractors to the extent necessary for the performance of this Agreement. Futuremedia shall use all reasonable endeavours to ensure that all such persons are aware of and comply with these obligations as to confidentiality and that they shall, if so required, give a written confidentiality undertaking to the Client in a form prescribed by the Client.

22.2 The provisions of this Clause shall not apply to Confidential Information which:

        22.2.1 is or becomes publicly known otherwise than as a result of a breach of the terms of this Agreement; or

        22.2.2  is  known  to  the  receiving   party  under  no  obligation  of
                confidence, at the time of disclosure by the other party; or

        22.2.3  is  lawfully   obtained  by  the  receiving  party  without  any
                obligation of confidence from a third party who is free to divulge the same; or

        22.2.4 is independently developed by the receiving party without reference to any Confidential Information.

22.3 The receiving party may disclose any Confidential Information of the other party to the extent that it is required to be disclosed to any governmental or other authority or regulatory body or to the extent required by law.

22.4 Upon request, and in any event upon expiry or termination of this Agreement for whatever reason, Futuremedia shall return forthwith to the Client any confidential Information provided under this Agreement. For the avoidance of doubt, this requirement shall apply to material or information in whatever form including, but not limited to, electronic form and shall include all notes, copies or extracts of the information or material, whether stored or recorded separately by Futuremedia or otherwise. Futuremedia shall use all reasonable endeavours to ensure that any such information or material which has been disclosed to any person employed or engaged by Futuremedia shall be returned forthwith. Futuremedia shall certify in writing that the provisions of this Clause have been complied with, if so required by the Client.

22.5 The obligations in this Clause shall cease to have effect three years after the Expiry Date.

23.   INTELLECTUAL PROPERTY INDEMNITY

23.1 Subject to the limitation on liability set out in Clause 24 Futuremedia indemnifies and shall keep indemnified the Client against all damages, costs, expenses and losses awarded by the court of competent jurisdiction presiding over any third party claim that the possession, use or exploitation by the Client of any product provided by Futuremedia under this Agreement or any part of it in accordance with the terms of this Agreement, infringe(s) that third party's intellectual property rights, as well as any damages agreed by Futuremedia in settlement of said claim and any reasonable expenses incurred by the Client in defence of said claim, provided that unless otherwise agreed with the Client:

        23.1.1 the Client shall as soon as reasonably practicable notify Futuremedia of any such claim;

        23.1.2 the Client shall lend Futuremedia all reasonable assistance in the defence of such claim, at the Futuremedia's cost;

        23.1.3 Futuremedia shall be exclusively authorised to conduct the defence and/or settlement of such claim;

        23.1.4 the Client shall not make any admission which may be prejudicial to the defence or settlement of such claim without the prior written approval of Futuremedia not to be unreasonably withheld or delayed.

23.2 Should the Client undertake to conduct independently a defence and/or settlement of any third party claim arising from the infringement or alleged infringement of that party's intellectual property rights in breach of the procedures set out in Clause 23.1 it will do so at its own risk and expense and will not be able to recover any such damages, costs and expenses as it may incur from Futuremedia.

23.3 Subject to the provisions of Clause 23.2 in the event of a claim under Clause 23.1 which prevents the Client from using any product or any part of it or them in accordance with this Agreement, Futuremedia shall make all reasonable efforts, as soon as reasonably possible to:

        23.3.1 provide the Client with an alternative non-infringing product of equivalent or increased functionality and performance, for use in accordance with this Agreement; or

        23.3.2 obtain for the Client the right to use the product concerned in accordance with this Agreement without the infringement of any third party intellectual property right; or

        23.3.3 promptly modify the product without any degradation in functionality or performance, so that its use in accordance with this Agreement does not infringe any third party intellectual property right.

23.4 This Clause states the entire liability of Futuremedia to the Client in relation to infringement of intellectual property rights.

24.   LIMITATION OF LIABILITY

24.1 Neither party excludes or limits liability to the other for death or personal injury as a result of its negligence.

24.2 Subject to Clause 24.1, each party's total liability in contract, tort (including negligence or breach of statutory duty), misrepresentation, restitution or otherwise, arising in connection with the performance or contemplated performance of this Agreement shall be limited to the aggregate sum of (pound)10,000,000 (ten million pounds).

24.3 The parties expressly agree that should any limitation or provision contained in this Clause be held to be invalid under any applicable statute or rule of law it shall to that extent be deemed omitted but if any party thereby becomes liable for loss or damage which would otherwise have been excluded such liability shall be subject to the other limitations and provisions set out herein.

25.   INSURANCE

25.1  Futuremedia  shall take out and  maintain the  insurance  cover set out in
      Schedule 2, or such other levels as may from time to time be approved by the Operations Team.

25.2 Futuremedia shall provide the Client with a copy of such insurance policies or any insurance certificate giving details of the insurance cover at any time on request by the Client.

25.3 If Futuremedia fails to take out and maintain insurance pursuant to this Clause and, after seven Business Days of having been requested to comply with its obligations to do so, has not so complied, the Client shall be entitled to effect such insurance on Futuremedia's behalf and Futuremedia shall on demand reimburse the Client for the premium paid by the Client.

26.   FORCE MAJEURE

26.1 Neither party shall be liable to the other for any failure or delay in performing its obligations hereunder where such failure or delay is caused by circumstances beyond the reasonable control of the party concerned.

27.   WAIVER

27.1 In no event shall any delay, neglect or forbearance on the part of either party in enforcing (in whole or in part) any provision of this Agreement be or be deemed to be a waiver thereof or a waiver of any other provision or shall in any way prejudice any right of that party under this Agreement.

28.   NO AGENCY

28.1 No provision of this Agreement creates a partnership between the Client and Futuremedia or makes one party the agent of the other party for any purpose. Neither the Client nor Futuremedia has authority or power to bind, to agree in the name of, or to create a liability for the other in any way or for any purpose.

29.   NOTICES

29.1 All notices required or permitted under this Agreement or required by statute, law or regulation shall be in writing and shall be deemed to be sufficiently given if delivered by hand, sent by first class prepaid post (or prepaid airmail where the address of the recipient is outside the United Kingdom) or facsimile transmission or electronic communication to the address or the facsimile number or electronic communication address of Futuremedia's Representative or the Client's Representative as appropriate (with, in the case of the Client, in relation to any dispute or breach, a copy addressed to "The Company Secretary" at the registered office) or such other address or facsimile number or electronic communication address as may be subsequently notified to the other party in writing in accordance with this Clause.

29.2  Any notice shall be deemed to have been served as follows:

        29.2.1 if delivered by hand on a Business Day, at the time of delivery to the address of the recipient;

        29.2.2 if sent by first class prepaid post, two Business Days after the date of posting;

        29.2.3 if sent by prepaid airmail, six Business Days after the date of posting;

        29.2.4  if  sent  on  a  Business  Day  by  facsimile   transmission  or
                electronic communication, on successful transmission by the sender.

29.3 In the event that any address appearing in this Agreement is, or is subsequently changed to, an address outside the United Kingdom the party whose address is outside the United Kingdom shall appoint a firm of solicitors resident in England to be its agent and accept service of all legal process in England in respect of any matter arising out of or in connection with this Agreement. The service of legal process on such firm will be deemed to be service on the recipient.

30.   CLIENT TRADE MARKS

30.1 The Client licences Futuremedia to use the Client Trade Marks on the terms of the Branding Licence Agreement set out in Appendix D, which the parties will be deemed to have entered into on the date of this Agreement.

31.   ENTIRE AGREEMENT

31.1 This Agreement sets out the entire agreement and understanding between the parties relating to the subject matter of this Agreement. The terms and conditions set out in this Agreement or implied by statute or by judicial decision take priority over any other arrangements, communications (whether verbal or written), representations, warranties whether contained in Futuremedia's documents or elsewhere and which relate to the subject matter herein.

32.   RECOVERY OF SUMS DUE

32.1 Where Futuremedia owes any sum of money to the Client under this Agreement or any damages as a result of the breach thereof, the amount may be deducted from any sum now due or which may become due to Futuremedia under this Agreement or any other contract or agreement between the Client and Futuremedia.

33.   PUBLICITY

33.1 Futuremedia shall not, without the written permission of then Client, advertise or disclose to third parties that it is undertaking or has undertaken work for the Client nor disclose the contents of this Agreement, provided that nothing herein shall prevent:

        33.1.1  any announcement or disclosure required under any applicable law
                or  regulation,   or  any  rule  of  any  applicable  investment
                exchange; or

        33.1.2  the disclosure of any matter which is in the public domain.

34.   GOVERNING LAW AND DISPUTE RESOLUTION

34.1 In the event of any dispute, difference or question of interpretation arising between the parties, the parties will make all reasonable attempts to settle by discussion, referring to management if necessary.

34.2 Subject to the procedure described in Clause 34.1 being exhausted if any dispute arises out of this Agreement, the parties will attempt to settle by mediation in accordance with the Centre for Dispute Resolution Model Mediation Procedure. To initiate a mediation a party must give notice in writing to the other party(ies) to the dispute.

34.3 If the mediation in accordance with Clause 34.2 fails or is terminated, then the parties may agree to refer the dispute to an expert for final resolution pursuant to Clause 34.4 or any party may commence court proceedings.

34.4 Subject to Clause 34.3, the dispute may be referred for final determination to an expert (the "Expert") who shall act as an expert and not as arbitrator, such referral and determination to take place as follows:

        34.4.1 the Expert shall be selected by mutual agreement or, failing agreement, within ten (10) working days after a request by one party to the other, shall be chosen at the request of either party by the President of the Law Society who shall be requested to choose a suitably qualified and experienced expert for the dispute in question. In connection with the conduct of the dispute, the Expert shall have the widest discretion allowed under English Law to ensure a just, expeditious and final determination of the dispute.

        34.4.2 Within forty (40) working days after the Expert has accepted the appointment, the parties shall submit a written report on the dispute to the Expert and to each other and twenty (20) working days thereafter shall submit any written replies they wish to make to the Expert and to each other.

        34.4.3 Both parties will then afford the Expert all necessary assistance which the Expert requires to consider the dispute including but not limited to full access to the Services and Products and any documentation or correspondence relating to the Services and the Products.

        34.4.4 The decision of the Expert shall be final and binding and not subject to appeal.

        34.4.5 The Expert shall have the same powers to require any party to produce any documents or information to him and the other party as an arbitrator and each party shall in any event supply to him such information which it has and is material to the matter to be resolved and which it could be required to produce on discovery.

        34.4.6 The fees of the Expert shall be born by the parties in the proportion as shall be determined by the Expert having regard (amongst other things) to the conduct of the parties.

34.5 Subject to Clauses 34.2, 34.3 and 34.4, this Agreement shall be governed by English law and the parties submit to the exclusive jurisdiction of the English Courts.

34.6 In the event of conflict, contradiction, difference or question between the terms of the main body of this Agreement and Schedule 1 and Process Model, the terms of the main body of this Agreement shall prevail.

35.   CORRUPTION AND BRIBERY

35.1 Neither party shall give or offer to give anyone employed by the other party an inducement of any kind or any gift that could be perceived by others to be a bribe.

35.2 Any breach of the provisions of this Clause shall be a breach of this Agreement which is incapable of remedy.

36.   LANGUAGE

36.1 English shall be the language of this Agreement and all notices, documents and communications relating to this Agreement must be made in the English language. In the event that this Agreement or any part of it is translated from, or into, any other language, the English text shall in any event prevail.

37.   RECORDS

37.1 Futuremedia shall promptly create and, for a period of six years after the Expiry Date, retain, adequate paper or electronic records of all matters reasonably relevant to this Agreement and Futuremedia's performance hereunder. Futuremedia shall use all reasonable endeavours to ensure that said records are accurate and comprehensive and are created and stored in such a way that their authenticity can be subsequently easily verified. Upon written request, Futuremedia shall allow representatives of the Client access to the said records and shall allow the said records to be copied by the said representatives at the Client's reasonable cost using Futuremedia's onsite copying facilities. Futuremedia shall ensure that any subcontractors or other suppliers from whom Futuremedia has procured goods and/or services engaged by Futuremedia for the purposes of this Agreement shall grant the same rights to the Client as those contained in this Clause.

37.2 Without prejudice to the generality of clause 37.1, Futuremedia shall prepare and provide to the Client any record, report or relevant data in connection with the Services as is required by the Client in a form and within a timescale as required from time to time by the Client.

38.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

38.1 This Agreement does not create any right enforceable by any person who is not a party, except that the terms of this Agreement may be enforced by Employees subject to and in accordance with the terms of this Agreement and the Contracts (Rights of Third Parties) Act 1999.

38.2 Notwithstanding that any term of this Agreement may be or become enforceable by a person who is not a party to it, the terms of this Agreement or any of them may be varied, amended or modified or this Agreement may be suspended, cancelled or terminated by agreement in writing between the parties or this Agreement may be rescinded (in each case), without the consent of any such third party.

IN WITNESS WHEREOF THIS AGREEMENT was signed on the date set out in page 1.

                                   Schedule 1

                                 Service Levels

FURTHER CHANGES REQUIRED FROM RM

-------------------------- ----------------------------------- ------------------------- -----------------------------
Component                  Service Level                       Futuremedia payment for   Termination Threshold
                                                               not meeting Service
                                                               Level

-------------------------- ----------------------------------- ------------------------- -----------------------------
1.2  Telephone enquiry     Answer 80% of calls in less than    GBP5 per call where       See # below
Centre                     30 seconds with an abandonment      service level not
                           rate of < 10% averaged over any     achieved.
                           single promotion.

                           Pre-Collection Enquiry Centre       GBP100 if Enquiry         Enquiry centre not open
                           will be available 0800 till 2000    Centre is not open for    for a period of 48 hours
                           Monday to Friday and 1000 till      a one hour period.        or not available for any
                           1600 on Saturday.                                             aggregate period of 48
                                                                                         hours in a 2 week period.

                           Post-collection Enquiry Centre      GBP100 if Enquiry         Enquiry centre not open for
                           will be available 0800 till 2000    Centre is not open for    a period of 48 hours or not
                           Monday to Friday and 1000 till      a one hour period.        available for any aggregate
                           1600 on Saturday and Sunday.                                  period of 48 hours in a 2
                                                                                         week period.

-------------------------- ----------------------------------- ------------------------- -----------------------------
1.3  Email response        Reply to 80% of emails in less      GBP5 per email where      See # below
service                    than 24 working hours (this         service level not
                           assumes a 12 hour working day)      achieved.

-------------------------- ----------------------------------- ------------------------- -----------------------------
1.4  Provide intranet      Web Servers will aim to be          GBP5 per complaint        See # below
content                    operational 90% of the time.        where service level
                                                               not achieved.

-------------------------- ----------------------------------- ------------------------- -----------------------------
1.9  Distribute            Brochure to be sent to              GBP5 per Employee         See # below
Brochure                   Employee within 5 days of           where service level
                           request                             not achieved.
-------------------------- ----------------------------------- ------------------------- -----------------------------

-------------------------- ----------------------------------- ------------------------- -----------------------------
2.2  Advise                Provide 80% of Employee             GBP5 per Employee         See # below
ineligible Employees       advices within 5 working days       where service level
                                                               not achieved.

-------------------------- ----------------------------------- ------------------------- -----------------------------
2.2A  Advise               No Hire Agreements to be sent       GBP100 per ineligible     5% of Employees who
ineligible Employees       to ineligible Employees             Employee who receives     receive Hire Agreements
                           (unless Futuremedia has relied      a Hire Agreement          in any one promotion
                           on inaccurate data provided by      (unless Futuremedia       period are ineligible
                           the Client)                         has relied on
                                                               inaccurate data
                                                               provided by the
                                                               Client)

-------------------------- ----------------------------------- ------------------------- -----------------------------
2.3  Send Hire             Provide 80% of personalised         GBP5 per Employee         See # below
Agreements                 Hire Agreements to Employees        where service level
                           within 5 days of receiving a        not achieved.
                           completed and eligible
                           application form, phone call
                           or email.

-------------------------- ----------------------------------- ------------------------- -----------------------------
2.3A  Send Hire            100% of personalised Hire           GBP5 per inaccurately     See # below
Agreements                 Agreements to Employees             completed Hire
                           accurately completed                Agreement

-------------------------- ----------------------------------- ------------------------- -----------------------------
2.3B  Send Hire            100% of personalised Hire           GBP100 per Hire           See # below
Agreements                 Agreements to Employees to be       Agreement signed by
                           signed by the Client prior to       Client prior to
                           sending to Employee                 sending to Employee

-------------------------- ----------------------------------- ------------------------- -----------------------------
2.4  Record and scan       Futuremedia will receive            GBP50 per unscanned,      2% of Hire Agreements
Hire Agreements            signed Hire Agreements and          or non-binding or         unscanned or non-binding
                           will scan each one for records.     unsigned Hire or          or unsigned or unrecorded
                                                               unrecorded Agreement      in any one promotion
                                                                                         period

-------------------------- ----------------------------------- ------------------------- -----------------------------

-------------------------- ----------------------------------- ------------------------- -----------------------------
2.4A  Cooling-off          Futuremedia will send               GBP50 per Cooling-Off     Fail to send notices
notice                     Cooling-Off Notices within 5        Notice unsent within      within such 5 day period
                           working days of receiving a         5 days of receiving       to 5% of participating
                           signed Hire Agreement.              signed Hire Agreement     Employees in any one
                                                                                         promotion period.

-------------------------- ----------------------------------- ------------------------- -----------------------------
2.5  Inform Halfords       Futuremedia will advise             GBP50 per day where       2 failures to notify
                           Halfords weekly who have            such notice is            Halfords within such 2
                           completed their cooling off         delayed after such 2      day period in respect of
                           period within 2 working days        day period                any promotion period
                           of the relevant cooling off
                           period

-------------------------- ----------------------------------- ------------------------- -----------------------------
2.6  Despatch Letters      Ensure that Halfords will           GBP5 per Letter of        late or inaccurately
of                         issue Letters of Collections        Collection not issued     completed Letters of
Collection                 within 4 working days of            within such period or     Collection sent to 5% of
                           receipt of the order file           which is inaccurately     participating Employees
                                                               completed when issued     in any one promotion
                                                               to Employee.              period.

-------------------------- ----------------------------------- ------------------------- -----------------------------
2.7  Advise Client         Letters of Collection will be       GBP5 per Employee not     N/A
and Finance Company        valid for a 4 month period          reported to Client
of non-collection          after which Halfords will           within 1 week of the
                           inform the Client and               end of such 4 month
                           Futuremedia of the                  period
                           non-collection

-------------------------- ----------------------------------- ------------------------- -----------------------------
2.8  Halfords              Halfords within 14 days of the      GBP100 on each            N/A
confirms Letters of        issue of the last Letter of         occasion records and
Collection Issued          Collection will reconcile           files not available
                           files sent by Futuremedia on        to Client within 2
                           which they have issued Letters      days of such 14 day
                           of Collection.  The                 period
                           amalgamation of the flies
                           creates a masterfile.  The
                           masterfile is sent to
                           Futuremedia
-------------------------- ----------------------------------- ------------------------- -----------------------------

-------------------------- ----------------------------------- ------------------------- -----------------------------
3.2  Futuremedia           Within 5 days of receipt of         GBP100 on each            N/A
Verifies Halfords List     the masterfile Futuremedia          occasion records and
                           compare the masterfile against      files not available
                           their CRM system to verify          to Client within 2
                           consistency and confirm             days of such 5 day
                           accuracy to Halfords.               period

-------------------------- ----------------------------------- ------------------------- -----------------------------
3.3  Halfords Issues       Within 5 days of Futuremedia        GBP100 on each            N/A
Invoice to Finance         confirming the accuracy of the      occasion records and
Company                    data Halfords will draw up and      files not available
                           issue an invoice to the             to Client within 2
                           Finance Company                     days of such 5 day
                                                               period

-------------------------- ----------------------------------- ------------------------- -----------------------------
3.6  Finance Company       The Finance Company is to           GBP100 on each            N/A
to settle invoice          settle the invoice within 30        occasion records and
                           days of receipt                     files not available
                                                               to Client within 2
                                                               days of such 30 day
                                                               period

-------------------------- ----------------------------------- ------------------------- -----------------------------
4.1  Customer              2. Achieve 80% "Excellent",         GBP500 for each           Less than 50% overall
Satisfaction Survey        "Good" or "Satisfactory"            percentage point          score achieved in any
                           Customer overall satisfaction       below 80%                 promotion period
                           score on the final question of
                           the Customer Satisfaction
                           Survey from the Employees
                           participating in the Programme
                           (which shall be in the form of
                           the wording set out next to
                           the asterisk (*) below this
                           service level table) in
                           respect of each promotion
                           period as specified in clause
                           5.3 in the main body of this
                           Agreement and in respect of
                           such surveys actually received
                           from the Employee.

-------------------------- ----------------------------------- ------------------------- -----------------------------

# Termination threshold in respect of clauses 1.2 (save for Pre-Collection Enquiry and Post-Collection Enquiry), 1.3, 1.4, 1.9, 2.2, 2.3, 2.3A, 2.3B and 2.3C of the service level chart above:

There are complaints in writing from Employees relating to the Service Levels in clauses 1.2 (save for Pre-Collection Enquiry and Post-Collection Enquiry), 1.3, 1.4, 1.9, 2.2, 2.3, 2.3A, 2.3B and 2.3C of the service level chart above which amount in aggregate in any promotion period to 5% of all Employees in such promotion period who have contacted or attempted to contact the Futuremedia Helpdesk in connection with the Programme.



* Wording for the final question in the Customer  Satisfaction survey for clause
4.1 of the service level chart above

Overall, how would you rate your experience of the Bikes2Work Services including initial Bikes2Work Programme brochures and information, ordering, installation, customer service, technical support and the bicycles and bicycle safety equipment using the rating scale below:

      Excellent:                    |_|

      Good:                         |_|

      Satisfactory                  |_|

      Less than satisfactory:       |_|

      Poor:                         |_|

                                   Schedule 2

                                Insurance Levels

Futuremedia shall take out and maintain the following insurance cover

Professional Indemnity Insurance:   GBP1 million

Public Liability Insurance:         GBP10 million

Employers Liability Insurance:      GBP10 million

SIGNED for and on behalf of              )

FUTUREMEDIA PLC by:                      )     /s/ Leonard M. Fertig




SIGNED for and on behalf of              )

ROYAL MAIL GROUP PLC by:                 )     /s/ S. Lawrence

                               List of Appendices
                               ------------------

Appendix
--------


A           Form of Delivery List

B           Process Model

C           Hire Agreement & Cooling off notice

D           Royal Mail Branding Licence Agreement

E           Agreed Measures to prevent employees contacting Royal Mail

F           Customer Satisfaction Survey

G           Letter of Collection

---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
Projectid  Payroll   Employee Name   Firstname Lastname      Address1         Address2            City        Postalcode   Hardware
           Number

---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       23816932 David Anderson   David     Anderson   5 Priestclose   Oaklands Estate   Prudhoe           NE42 5AQ     A
                                                          Road
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       3309074  Neil Argue       Neil      Argue      21 Cambome      Badgers Wood      Plymouth          PL5 4PE      A
                                                          Close
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       29036669 Simon Beasley    Simon     Beasley    19 Blackdown    Loundsley Green   Chesterfield      S40 4QQ      AP
                                                          Avenue
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       24726888 Amanda Boxall    Amanda    Boxall     49              Bishopstoke       Eastleigh         SO50 8QJ     SP
                                                          Templecombe
                                                          Road
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       25211179 Harvey           Harvey    Brathwaite 18              Leyton            London            E10 7PP      AP
                    Brathwaite                            Sanderstead
                                                          Road
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       23420002 Marianne Bright  Marianne  Bright     Old School      Vemolds Common    CRAVEN ARMS       SY7 9LP      AP
                                                          House
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       22413422 George Brown     George    Brown      122             Locharbriggs      DUMFRIES          DG1 1XW      A
                                                          Bumtscarth
                                                          Green
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       25331716 Dale Callow      Dale      Callow     2 Ackworth                        Sheffield         S9 1WE       L
                                                          Drive
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       202528037Raymond Conway   Raymond   Conway     74B Fenwick                       London            SE15 4HN     LP
                                                          Road
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       20918655 Andrew           Andrew    Copperwaite8 Littlestone                     Beckenham         BR3 1UE      AP
                    Copperwaite                           Close
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       2537449  Simon Day        Simon     Day        40 Ivy Lane     Eastmoor          Wakefield         WF1 4AP      L
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       23517023 Damian Dunn      Damian    Dunn       3 Stamford                        Wilmslow          SK9 4EB      AP
                                                          Road
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       35010295 Amanda Dymond    Amanda    Dymond     6 Firs Drive    Rugby             WARWICKSHIRE      CV22 7AQ     SP
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3,      25815200 Matthew Enright  Matthew   Enright    63                                London            N15 3EJ      A
                                                          Carlingford
                                                          Road
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3         66123  Kathleen Feam    Kathleen  Feam       197 Walton                        Walton            S40 3BT      S
                                                          Road
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       25012564 Michael Foley    Michael   Foley      2 Milestone     Surbiton Road     Kingston upon     KT1 2JB      LP
                                                          House                             Thames
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       24726774 Peter Gallagher  Peter     Gallaghher 14 All Saints                     Wokingham         RG40 1WE     A
                                                          Close
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       2588316  Judex Gungadoo   Judex     Gungadoo   30 Coventon                       Aylesbury         HP19 9JL     LP
                                                          Road
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       36013265 Frances Hammell  Frances   Hammell    20 Old                            INVERNESS         IV3 8TR      AP
                                                          Steading Road
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       21021056 Gary Hancock     Gary      Hancock    8 Terrill                         Evesham           WR11 4JB     AP
                                                          Court
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       2346697  Richard Heath    Richard   Heath      38 St                             RHYL              LL18 2HU     A
                                                          Margarets
                                                          Drive
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       25847091 Andrew Hepting   Andrew    Hepting    Flat 6          Verity Court      London            N9 8UL       AP
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       20717815 Robin Hoare      Robin     Hoare      14 Garston                        Newton Abbot      TQ12 2NR     LP
                                                          Avenue
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       23527945 Ginette Huertas  Ginette   Huertas    10A Keswick     Timperley         Altrincham        WA15 7DU     A
                                                          Road
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       2346023  Hefyn Hughes     Hefyn     Hughes     Glan Y Mor      Conway Road       PENMAENMAWR       LL34 6UY     A
                                                          Newydd
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       20736903 Leandra Hughes   Leandra   Hughes     57 Dudley Road                    Plymouth          PL7 1RY      AP
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       2345695  Richard Jones    Richard   Jones      24 Parc Y Llan  Henlland          DENBIGH           LL16 5AS     SP
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       25842877 Betty Jordan     Betty     Jordan     30 Meredith                       London            E13 0EG      AP
                                                          Road
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       24816644 Paul Kearney     Paul      Kearney    15 Cartmel                        Southport         PR8 5NX      AP
                                                          Close
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       25330067 Paul Kelly       Paul      Kelly      2 Woodnook                        Leeds             LS16 6DZ     LP
                                                          Drive
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       22422520 Adam Leith       Adam      Leith      54 Pendeen                        Glasgow           G33 4TX      L
                                                          Road
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       2247390  Duncan           Duncan    MacDonald  85 Kelvin                         LARGS             KA30 9BB     LP
                    MacDonald                             Street
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       2508375  James MacDonald  James     MacDonald  107 Timberleys                    Littlehampton     BN17 6QD     LP
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       2501040  Stephen Martin   Stephen   Martin     31 Newlands                       East Grinstead    RH19 1LF     AP
                                                          Crescent
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       2449828  Amanda McLemon   Amanda    McLemon    55 Webbscroft   Rainham Road      DAGENHAM          RM10 7NL     AP
                                                          Road            North
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       21025853 Trevor Merrick   Trevor    Merrick    12 Hyett Road   Cashes Green      Stroud            GL5 4LW      AP
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       21020515 Michael Morgan   Michael   Morgan     Cae Non                           PENCADER          SA44 4AE     AP
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       25847047 Desire           Desire    Ngendahayo 29 Ritchie      Hazellville Road  London            N19 3LX      A
                    Ngendahayo                            House
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       127111701Andrew Nkrumah   Andrew    Nkrumah    6 Hammond       Maude Road        London            E17 7DQ      AP
                                                          Court
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       23331104 Luke Omenya      Luke      Omenya     16 Rowan Close  Orange Park       Northampton       NN4 5BP      S
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       24813295 Karen Parkinson  Karen     Parkinson  10 Lome Street                    Carlisle          CA2 5DX      AP
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       23513949 Keith Peate      Keith     Peate      7 Garden        Macclesfield      CHESHIRE          SK10 2QW     AP
                                                          Street
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       26624176 Michael Pyra     Michael   Pyra       81 Rushmoor                       Coventry          CV5 8NL      A
                                                          Drive
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       20729029 Richard Rankin   Richard   Rankin     124 Merafield                     Plymouth          PL7 1SJ      AP
                                                          Road
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       25228214 Jeremy Self      Jeremy    Self       58 Kennard      Francis           London            SW11 5HU     L
                                                          House           Chichester Way
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       2336912  Kim Sharratt     Kim       Sharratt   21 East         Milford           Belper            DE56 0RF     AP
                                                          Terrace
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       22125273 Elizabeth Smith  Elizabeth Smith      4 Dowrie Place  Fettercaim        LAURENCEKIRK      AB30 1YW     SP
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       29029266 Susan Smith      Susan     Smith      30 Fermside                       FELTHAM           TW13 7BL     L
                                                          Avenue
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       25331358 David            David     Staniforth 36 Cowper       Foxhill           Sheffield         S6 1AW       SP
                    Staniforth                            Crescent
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       25210859 Stephen Stock    Stephen   Stock      44 Brunswick    Leyton            London            E10 6RS      A
                                                          Road
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       22435030 Jamie Struthers  Jamie     Struthers  132 Queen                         CASTLE DOUGLAS    DG7 1ER      LP
                                                          Street
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       21021743 Dean Sullivan    Dean      Sullivan   32 Bay View     Brynmill          SWANSEA           SA1 4LT      AP
                                                          Terrace
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       22731801 Marylyn Taylor   Marylyn   Taylor     376 Lansbury                      HAYES             UB4 8SP      AP
                                                          Drive
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       3608236  Wayne Taylor     Wayne     Taylor     90 Forest       Townhill Park     Southampton       SO18 2FY     A
                                                          Hills Drive
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       23518154 Darren Thomas    Darren    Thomas     21 Kipling      Sutton Manor      St Helens         WA9 4BN      AP
                                                          Grove
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       2101932  Hywel Thomas     Hywel     Thomas     72 Henfaes      Tonna             NEATH             SA11 3EX     AP
                                                          Road
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       2581597  Kenneth Walker   Kenneth   Walker     118 Udall                         Romford           RM5 2LA      AP
                                                          Gardens
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       2093674  Stuart Welsh     Stuart    Welsh      51 Downs Road                     Folkestone        CT19 5PW     A
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       25839132 Anthony West     Anthony   West       121 Geffrye                       London            N1 6RP       LP
                                                          Court
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       24716739 Daniel Wheeler   Daniel    Wheeler    66 Luker                          Henley-on-Thames  RG9 2EX      LP
                                                          Avenue
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       24729990 Barry Wilkins    Barry     Wilkins    21 Exford                         Southampton       SO18 5DL     AP
                                                          Drive
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       2346057  Darren Williams  Darren    Williams   123 Manod Road                    BLAENAU           LL41 4AH     L
                                                                                            FFESTINIOG
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
RMP3       22731244 Dean Williams    Dean      Williams   1 Gardner Road                    Maidenhead        SL6 7PR      AP
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
SUBP2         2133  James            James     Kettlewell Kirkby          15 New Road       Camforth          LA6 2AA      AP
                    Kettlewell                            Lonsdale PO
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------
SUBP2       102395  Divaykant Patel  Divaykant Patel      Lower           20 Buckland Road  Tadworth          KT20 7DP     AP
                                                          Kingswood PO
---------- -------- ---------------- --------- ---------- --------------- ----------------- ----------------- ------------ ---------


-------- ------------ ------------ ------ -------
Software Installation  Hardware    MS     Batch
Bundle      Date        Serial     Office Number
                        Number
-------- ------------ ------------ ------ -------
      2   19/02/2005    JH9K91J    No     P3105

-------- ------------ ------------ ------ -------
      3   24/02/2005    3K34G1J    No     P3105

-------- ------------ ------------ ------ -------
      1   08/03/2005    C743J1J    Yes    P4002

-------- ------------ ------------ ------ -------
      3   28/02/2005    8NY0G1J    No     P3105


-------- ------------ ------------ ------ -------
      3   19/02/2005    2WC4G1J    No     P3105


-------- ------------ ------------ ------ -------
      3   25/02/2005    3MHYG1J    No     P3105

-------- ------------ ------------ ------ -------
      3   05/02/2005    C0ZJ91J    Yes    p3095


-------- ------------ ------------ ------ -------
      3   07/03/2005    CJS2J1J    No     P4001

-------- ------------ ------------ ------ -------
      3   24/02/2005    36WMG1J    No     P3105

-------- ------------ ------------ ------ -------
      3   22/02/2005    1RHYG1J    Yes    P3105

-------- ------------ ------------ ------ -------
      2   07/03/2005    HKS2J1J    No     P4001
-------- ------------ ------------ ------ -------
      3   07/03/2005    7543J1J    No     P4001

-------- ------------ ------------ ------ -------
      3   13/12/2004    41LR91J    No     P3051
-------- ------------ ------------ ------ -------
      2   07/03/2005    1D43J1J    No     P4001


-------- ------------ ------------ ------ -------
      3   29/01/2005    3DGR91J    No     P3093

-------- ------------ ------------ ------ -------
      3   08/03/2005    BKS2J1J    Yes    P4002

-------- ------------ ------------ ------ -------
      3   08/03/2005    H543J1J    Yes    P4002

-------- ------------ ------------ ------ -------
      3   07/03/2005    1LS2J1J    No     P4001

-------- ------------ ------------ ------ -------
      2   07/03/2005    F332J1J    Yes    P4002

-------- ------------ ------------ ------ -------
      3   08/03/2005    5843J1J    No     P4002

-------- ------------ ------------ ------ -------
      3   08/02/2005    8C7YG1J    No     P3105


-------- ------------ ------------ ------ -------
      3   07/03/2005    JMHYG1J    No     P4001
-------- ------------ ------------ ------ -------
      3   09/03/2005    9KS2J1J    Yes    P4002

-------- ------------ ------------ ------ -------
      3   07/03/2005    5543J1J    No     P4001

-------- ------------ ------------ ------ -------
      2   24/12/2004    HDRK91J    No     P3105

-------- ------------ ------------ ------ -------
      3   07/03/2005    6C43J1J    Yes    P4002
-------- ------------ ------------ ------ -------
      3   07/02/2005    81SPG1J    No     P3105
-------- ------------ ------------ ------ -------
      3   19/02/2005    GM84G1J    No     P3105

-------- ------------ ------------ ------ -------
      3   08/02/2005    D694G1J    No     P3105

-------- ------------ ------------ ------ -------
      1   07/03/2005    95WMG1J    No     P4001

-------- ------------ ------------ ------ -------
      3   31/01/2005    948LF1J    Yes    P3103

-------- ------------ ------------ ------ -------
      3   28/01/2005    268LF1J    No     P3105

-------- ------------ ------------ ------ -------
      1   23/02/2005    D6WMG1J    Yes    P3105
-------- ------------ ------------ ------ -------
      2   07/03/2005    1C43J1J    No     P4002

-------- ------------ ------------ ------ -------
      3   24/01/2005    FKD4G1J    Yes    P3084

-------- ------------ ------------ ------ -------
      3   06/12/2004    4GLL91J    Yes    P3105
-------- ------------ ------------ ------ -------
      1   07/03/2005    2L7YG1J    No     P4001
-------- ------------ ------------ ------ -------
      3   07/03/2005    3943J1J    No     P4001

-------- ------------ ------------ ------ -------
      2   07/03/2005    5F43J1J    No     P4001

-------- ------------ ------------ ------ -------
      1   31/01/2005    4HY0G1J    Yes    P3105
-------- ------------ ------------ ------ -------
      3   26/02/2005    JPHYG1J    No     P3105
-------- ------------ ------------ ------ -------
      3   23/02/2005    7D84G1J    Yes    P3105

-------- ------------ ------------ ------ -------
      3   03/12/2004    9T6L91J    No     P3105

-------- ------------ ------------ ------ -------
      3   07/03/2005    4343J1J    No     P4002

-------- ------------ ------------ ------ -------
      3   07/03/2005    4LS2J1J    Yes    P4002

-------- ------------ ------------ ------ -------
      3   26/01/2005    3ND4G1J    No     P3090

-------- ------------ ------------ ------ -------
      3   07/03/2005    3JVMF1J    No     P4001
-------- ------------ ------------ ------ -------
      3   07/03/2005    3LS2J1J    No     P4001

-------- ------------ ------------ ------ -------
      2   07/03/2005    8DX0G1J    No     P4001

-------- ------------ ------------ ------ -------
      1   07/03/2005    7943J1J    No     P4001

-------- ------------ ------------ ------ -------
      3   07/03/2005    7LS2J1J    No     P4001

-------- ------------ ------------ ------ -------
      3   07/03/2005    5P84G1J    No     P4001

-------- ------------ ------------ ------ -------
      3   22/02/2005    F77YG1J    No     P3105

-------- ------------ ------------ ------ -------
      3   08/03/2005    7F43J1J    No     P4002

-------- ------------ ------------ ------ -------
      1   26/11/2004    DM9N91J    No     P3105

-------- ------------ ------------ ------ -------
      3   07/03/2005    H332J1J    No     P4001

-------- ------------ ------------ ------ -------
      3   19/02/2005    8F84G1J    No     P3105

-------- ------------ ------------ ------ -------
      2   07/03/2005    DD84G1J    Yes    P4001
-------- ------------ ------------ ------ -------
      3   08/03/2005    3KS2J1J    Yes    P4002

-------- ------------ ------------ ------ -------
      3   07/03/2005    HJS2J1J    Yes    P4001

-------- ------------ ------------ ------ -------
      3   07/03/2005    8843J1J    No     P4001

-------- ------------ ------------ ------ -------
      3   09/02/2005    BDVLF1J    Yes    P3105

-------- ------------ ------------ ------ -------
      3   07/03/2005    HD43J1J    No     P4001
-------- ------------ ------------ ------ -------
      3   08/02/2005    1NHYG1J    Yes    P3105

-------- ------------ ------------ ------ -------
      2   07/03/2005    H443J1J    Yes    P4002

-------- ------------ ------------ ------ -------

                                   APPENDIX B

             Futuremedia and Halfords Bikes2Work Process Model


Introduction
This Process Model documents the workflow of the Bikes2Work programme.


Stages

1     Programme Promotion

2     Process Employee Order

3     Leasing and Invoicing

4     Support

Futuremedia and Halfords Bikes2Work Programme

1     Programme Promotion


Introduction

Futuremedia is responsible for the promotion of the Bikes2Work programme to Royal Mail employees across the UK.

Objective

The objectives of the Programme Promotion are:

o     To maximise awareness of the opportunity

o To use all reasonable endeavours to communicate the message to all Royal Mail employees

o To convey the health, wellbeing and green travel benefits of the Bikes2Work Scheme

o     To answer any questions from Employees

o To help Employees fully understand the implications of joining the Programme.

Processes

1.1   Produce brochure

1.2   Provide telephone enquiry centre

1.3   Provide email response service

1.4   Provide intranet

1.5   Provide creative for in-house publications\

1.6   Write outbound emails

1.7   Provide Salary Sacrifice Calculator

1.8   Send emails

1.9   Distribute brochure

1.10  Hold roadshows along with LFA scheme

Each process has its own Process Description, numbered from 1.1 to 1.10.

Futuremedia and Halfords Bikes2Work Programme

1.1   Produce Brochure


Introduction

Futuremedia is responsible for and is working with Halfords and Royal Mail on the production of Programme Literature that will be distributed to every Royal Mail employee across the UK.

Objective

The objectives of the Brochure production are:

o     To maximise awareness of the opportunity

o To convey the health, wellbeing and green travel benefits of the Bikes2Work scheme

o     To explain to Employees how to find out more about the Programme

o     To provide an Application form

Responsible

Futuremedia

Contacts

Team members involved in this activity are:

o     Futuremedia Project Team

o     Halfords

o     RM Project Team and Legal Counsel

Process inputs The process inputs are:

o     Royal Mail literature style guide

Process outputs The process outputs are:

o     Courier Wrap and/or Inserts and/or tray mats

o     Printed brochures

o     The Application form

Quality Issues

The contents of the above Process Outputs need to be signed off by the Royal Mail, Halfords and Futuremedia project team. Accurate and good quality material of such outputs to be produced and delivered according to a timescale specified in writing by the Operations Team.

Quantity/Volume Issues

Brochures will be produced on demand (first batch print run to be 10,000 copies). Operations Team to agree on subsequent print runs.

Futuremedia and Halfords Bikes2Work Programme

1.2   Provide Telephone Enquiry Centre

Introduction

Futuremedia is providing Employees with the facility to telephone a Bikes2Work enquiry centre.

Objective

The objectives of the Enquiry Centre are:

o     To answer any questions from Employees

o To help Employees fully understand the implications of joining the Programme

o     To  provide  an  accurate   take-home   impact  by  using  the  Salary
      Sacrifice Calculator

Responsible

Futuremedia

Contacts

Julie Holden CRM Programme Manager

Process inputs

The process inputs are:

o     Programme Literature

o     Programme FAQs

o     The Salary Sacrifice Calculator

o     The Employee's telephone call

o     CRM system.

Process outputs

The process outputs are:

o     Updated CRM system.

Supplier

Futuremedia and Halfords

Quality Issues

The call centre will be open from: 8:OOam till 8:OOpm Mon - Fri, 10:OOam till 4:OOpm Sat and Sun..

All calls, with their indicated outcome, will be recorded in a CRM system.

Quantity/Volume Issues

We are planning for up to 5,000 calls per day.

Service Levels

Futuremedia aims to answer 80% of calls in less than 30 seconds.

Futuremedia and Halfords Bikes2Work Programme

1.3   Provide Email Response Service

Introduction

Futuremedia is providing Employees with the facility to email a Bikes2Work enquiry centre.

Objective

The objectives of the Enquiry Centre are:

o     To answer any questions from Employees

o To help Employees fully understand the implications of joining the Programme

o     To  provide an  accurate  take-home  impact by using the Salary  Sacrifice
      Calculator

Process inputs

The process inputs are:

o     Programme Literature

o     Programme FAQs

o     The Salary Sacrifice Calculator o The Employee's inbound email

Process outputs

The process outputs are:

o     An immediate email acknowledgement of the request

o     A clear and comprehensive reply to the enquiry

Supplier

Futuremedia in association with Halfords

Quality Issues

The call centre staff will reply to emails during slack periods, see 1.2.

A Futuremedia employee will be dedicated to managing and supporting the provision of this service.

All emails and their responses will be recorded in Futuremedia's CRM system.

Quantity/Volume Issues

We expect less than 200 emails per day.

Service Levels

Futuremedia's systems will acknowledge emails automatically.

We aim to reply to 80% of emails in less than 24 working hours.

Futuremedia and Halfords Bikes2Work Programme

1.4   Provide intranet content

Introduction

Futuremedia is providing Employees with the facility to access information about the Bikes2Work scheme through the intranet.

Objective

The objectives of the Intranet are:

o To convey the health, wellbeing and green travel benefits of the Bikes2Work scheme well as the benefit of cheap cycling

o     To answer any questions from Employees

o To help Employees fully understand the implications of joining the Programme

o     To  provide an  accurate  take-home  impact by using the Salary  Sacrifice
      Calculator

Process inputs

The process inputs are:

o     Programme Literature

o     Programme FAQs

o     The Salary Sacrifice Calculator

Process outputs

The enquiry website will enable paperless ordering and Hire Agreement signing.

Supplier

Futuremedia

Quality Issues

Futuremedia pic core Service Delivery will manage and support the provision of this service. Futuremedia will host the content.

Site statistics will be recorded.

Quantity/Volume Issues

The salary sacrifice calculator will work with up to 150 concurrent visitors.

Service Levels

Web Servers will aim to be operational 95% of the time.

Futuremedia and Halfords Bikes2Work Programme

1.5   Provide Creative for in-house publications

Introduction

Futuremedia is to provide creative for Royal Mail internal publications.

Objective

The objectives are:

o     To maximise awareness of the opportunity

o To convey the health, wellbeing and green travel benefits of the Bikes2Work scheme well as the benefit of cheap cycling

o     To explain to Employees when the programme launches

o     To explain to Employees how to find out more about the Programme

Process inputs

The process inputs are:

o     Royal Mail style guide

Process outputs

The process outputs are:

o     Creative copy

Supplier

Futuremedia

Quality Issues

The content of the creative needs to be signed off by Royal Mail, Halfords and the Futuremedia project team.

Futuremedia and Halfords Bikes2Work Programme

1.6   Write Outbound Emails

Introduction

Royal Mail will be emailing Employees with details of the Bikes2Work programme.

Objective

The objectives of the Email are:

o     To maximise awareness of the opportunity

o To convey the health, wellbeing and green travel benefits of the Bikes2Work scheme as well as the benefit of cheap cycling

o     To explain to Employees how to find out more about the Programme

o     To provide a link to the intranet

Process inputs

The process inputs are:

o     Copy

o     Intranet details

Process outputs

The process outputs are:

o     Email copy

o     Printed emails (through a team cascade)

Supplier

Futuremedia

Quality Issues

The content of the creative needs to be signed off by Royal Mail and the Futuremedia project team.

Futuremedia and Halfords Bikes2Work Programme

1.7   Provide Salary Sacrifice Calculator

Introduction

Futuremedia is providing a Salary Sacrifice Calculator through which Employees can get an accurate forecast of the impact in take home pay.

Objective

The objectives of the Salary Sacrifice Calculator are:

o     To provide an accurate forecast of the impact in take home pay.


Process inputs

The process inputs are:

o     Tax tables

o     Pension scheme details

Process outputs

The process outputs are:

o     A Flash application that can run on the intranet or on a PC

o     A pre-printed calculator (like a ready reckoner).


Supplier (reports to)

BDO Stoy Hayward reports to Futuremedia

Quality Issues

To be signed off by Tax.

Futuremedia and Halfords Bikes2Work Programme

1.8   Send Outbound Emails

Introduction

Royal mail with the assistance of Futuremedia will be emailing Employees with details of the Bikes2Work programme. This is the sending process.

Objective

The objectives of the Email are:

o     To maximise awareness of the opportunity

o To convey the health, wellbeing and green travel benefits of the Bikes2Work scheme well as the benefit of cheap cycling

o     To explain to Employees how to find out more about the-Programme

o     To provide a link to the intranet

Process inputs

The process input is:

o     The approved email content.

Process outputs

The process output is:

o     The sent email

Supplier

Royal Mail and Futuremedia

Futuremedia and Halfords Bikes2Work Programme

1.9   Distribute Brochure

Introduction

Futuremedia is to distribute the Bikes2Work brochure to interested employees.

Objective

The objective of the delivery is:

o     To distribute the brochure to interested Employees.

Process inputs

The process input are:

o     Programme Brochures

Process outputs

The process outputs are:

o     Delivered Brochures.

Supplier (reports to)

Royal Mail and Futuremedia

Quality Issues

It is important that the brochure reaches all interested employees.

Service Levels

Brochure to be sent to Employee within 5 days of request

Futuremedia and Halfords Bikes2Work Programme

1.10  Hold Roadshows

Introduction

Futuremedia is going to visit selected locations across the UK in conjunction with the Learning for All scheme.

Objective

The objectives of the roadshows are:

o To convey the health, wellbeing and green travel benefits of the Bikes2Work scheme well as the benefit of cheap cycling

o     To answer any questions from Employees

o To help Employees fully understand the implications of joining the Programme

o     To  provide an  accurate  take-home  impact by using the Salary  Sacrifice
      Calculator

o     To help staff complete Applications

Process inputs

The process inputs are:

o     Programme Literature

o     Programme FAQs

o     The Salary Sacrifice Calculator

o     Demonstration bicycles and cycling safety equipment

Process outputs

The process outputs are:

o     Completed Hire Agreements/Orders

Supplier

Futuremedia

Quality Issues

The roadshows will be pre-announced and held at specific dates and times.

Roadshow performance, including number of attendees and potential outcomes, will be reported to Royal Mail

Quantity/Volume Issues

We expect to be holding over 24 roadshows over the promotional period.

Futuremedia and Halfords Bikes2Work Programme

2     Process Employee Order

Introduction

Futuremedia shall manage and operate the Employee Order process with the assistance of Royal Mail and Halfords.

Objective

The objectives of processing an Order are:

o To ensure that an Application is fulfilled within the agreed service levels

o     To ensure appropriate cashflow

Processes

2.1   Receive Application

2.2   Advise Ineligible Employee

2.3   Send Hire Agreement

2.4   Receive Hire Agreement

2.5   Advise Halfords

2.6   Halfords issue LoC

2.7 Employee takes Loc to store and obtains bicycle and cycle safety equipment.

Each process has its own Process Description, numbered from 2.1 to 2.6.

Futuremedia and Halfords Bikes2Work Programme

2.1   Receive Applications

Introduction

Futuremedia will receive Application forms.

Objective

The objectives of this activity are:

o     To provide a centralised document recording facility o

o     To scan the document and attach to the CRM system

o     To check employee eligibility

Responsible

Futuremedia

Contacts

Team members involved in this activity are:

o     Futuremedia office staff

Process inputs

The process inputs are:

o     Application form

o     Employee's eligibility

Process outputs

The process outputs are:

o     Scanned Application form

o     Updated CRM system

Quantity/Volume Issues

We may receive up to 1,000 Applications every day.

Futuremedia and Halfords Bikes2Work Programme

2.2   Advise Ineligible Employees

Introduction

Futuremedia will advise ineligible employees that they cannot join the Programme at this time. We will also ask the Employee if they would like to be contacted about a future Programme once they have become eligible.

Objective

The objectives of this communication are:

o     To minimise the Employee's disappointment

o     To provide the opportunity of later eligibility

Responsible

Futuremedia

Contacts

Team members involved in this activity are:

o     Futuremedia office staff.

Process inputs

The process inputs are:

o     Employee Eligibility data

o     Application form

o     CRM system

Process outputs

The process outputs are:

o Employee notification. We will use an approved script and letter t inform ineligibility.

o     Opt-in for a future invitation

o     Updated CRM system

Quantity/Volume Issues

We anticipate 10% of Applications to fall into this process, based on previous historical data.

Service Levels

80% of Hire Agreements to be provided within 5 working days.

No Hire Agreements to be sent to ineligible Employees

Futuremedia and Halfords Bikes2Work Programme

2.3   Send Hire Agreement

Introduction

On receipt of an eligible Application, Futuremedia will produce a personalised Hire Agreement signed by Royal Mail and send it to the Employee for return.

Objective

The objective of this process is:

o To send a personalised and correctly completed Hire Agreement which has been signed by Royal Mail to the Employee.

Responsible

Futuremedia

Contacts

Team members involved in this activity are:

o     Futuremedia office staff

Process inputs

The process input is:

o     An eligible Application

Process outputs

The process output is:

o     Personalised Hire Agreement signed by Royal Mail

Service Levels

Futuremedia will send personalised and correctly completed Hire Agreements which have been signed by Royal Mail within 5 working days of receiving a complete and eligible Application.

95% of Hire Agreements to be accurately completed and personalised by Futuremedia

Futuremedia are responsible for ensuring 100% of such Hire Agreements are signed by Royal Mail

Futuremedia and Halfords Bikes2Work Programme

2.4   Receive Hire Agreement

Introduction

Futuremedia will receive Hire Agreements signed by the Employees and check the agreement is correctly signed by Employees and binding on the Employee and Royal Mail.

Objective

The objective of this process is:

o     To record and file Hire Agreements.

Responsible

Futuremedia

Contacts

Team members involved in this activity are:

o     Futuremedia office staff

Process inputs

The process input is:

o     A signed Hire Agreement

Process outputs

The process output is:

o     Updated CRM system

Quantity/Volume Issues

N/a.

Service Levels

Futuremedia will scan and retain on record every Hire Agreement.

Futuremedia and Halfords Bikes2Work Programme

2.4a  Send cooling-off letter

Introduction

On receipt of a signed Hire Agreement Futuremedia will send the Employee a Consumer Credit Act (CCA) compliant Cooling-Off Notice.

Objective

The objectives of this process are:

o     To inform the Employees of their rights;

o     To comply with the CCA.

Responsible

Futuremedia

Contacts

Team members involved in this activity are:

o     Futuremedia office staff

Process inputs

The process input is:

o     A signed Hire Agreement

Process outputs

The process output is:

o     Posted Cooling-Off Notice

Quantity/Volume Issues

N/a.

Service Levels

Futuremedia will send Cooling-Off Notices for all Hire Agreements within 5 working days of receiving a signed Hire Agreement.

Futuremedia and Halfords Bikes2Work Programme

2.5   Advise Halfords

Introduction

Futuremedia have procured the services of Halfords to assist Futuremedia in managing the logistics of the issue of the Letter of Collection.

Objective

The objectives of the advice are:

o     To initiate the process of issue of the Letter of Collection

Responsible

Futuremedia

Contacts

Team members involved in this activity are:

o     Futuremedia office staff

Process inputs

The process inputs are:

o     Futuremedia send order file to Halfords

o     Applications

o     Updated CRM system

Process outputs

The process outputs are:

o     Acknowledgement of Receipt of order file from Futuremedia by Halfords

Service Levels

Futuremedia to send accurate details of all binding Hire Agreements in the order file to Halfords

Futuremedia and Halfords Bikes2Work Programme

2.6   Halfords issue Letter of Collection

Objective

On receipt of order file Futuremedia will ensure that Halfords will print and issue Letters of Collection to Employees home address. The wording of the Letter of Collection will have already been approved by Royal Mail

Responsible

Futuremedia (to procure Halfords print and issue Letters of Collection t Employees home address)

Process Inputs

Futuremedia will provide an excel spreadsheet on a periodic basis as scheme goes-live, via e-mail, which will be version controlled and include the following items:

o     Unique User identifier

o     Contact names, numbers and e-mail addresses.

o     Locations/Addresses

o     Option requirements per customer by code.

Changes and/or additions to this spreadsheet will be forwarded to Halfords with a Change Log attached.

Process Outputs

o A copy of the working schedule will be provided to Futuremedia. o o Halfords will send written Letter of Collection to the Employee.


Quality Issues

N/A

Quantity/Volume Issues

Halfords can issue 1000 Letters of Collection per day

Service Levels

Futuremedia to ensure Halfords will issue Letters of Collection to Employees s within 4 working days of receipt of the order file

100% of Letters of Collection accurately completed

Futuremedia and Halfords Bikes2Work Programme

2.7 Employee takes Loc to store and obtains bicycle and cycle safety equipment.

Objective

Employee collects Products from a store of the employees choice. Halfords can home deliver but this will be an extra over cost to the employee of (pound)14

Responsible

Futuremedia assisted by Halfords

Process Inputs

Halfords ensures stock is available within the store network. Stock can be obtained from other store locations. Special order bikes can also be obtained. Halfords provide a dedicated call centre at Head Office (08700 660511) via the Futuremedia Helpdesk to facilitate stock control / special order and sold order availability

Process Outputs

o     Employee takes Products away

o     Store send Letter of Collection  tear off return to Halfords  Business
      Services

Volume/Quantity Issues

There are no volume/quantity issues.

Service Levels

The Loc will be valid for a 4 month period. At the end of the 4 month period, Halfords will be able to inform Royal mail / FutureMedia of employees that have not collected.

Futuremedia and Halfords Bikes2Work Programme

3     Leasing and Invoicing

Introduction

On issue of the final Letter of Collection Halfords will reconcile the files provided by Futuremedia during. the selection period into one master file. This will be sent to Futuremedia who will carry out a parity audit. The master file will be the document on which the invoice is based. The invoice will be calculated on the basis of the total value of the Letters of Collection. The invoice will be issued to the leasing company who will be given 30 days to pay

Objective

The objectives of processing an Order are:

o     To ensure that the invoice is accurately prepared for all parties

o     To ensure appropriate cash flow

Processes

3.1   Halfords reconcile files to create master file

3.2   Futuremedia carry out Parity audit

3.3   Halfords issue invoice to leasing company

3.4   Leasing Company settle invoice

Futuremedia and Halfords Bikes2Work Programme

3.1   Halfords create Master file

Introduction

Futuremedia to ensure Halfords to reconcile files (and Futuremedia to ensure Halfords do so) sent by Futuremedia on which they have issued Letters of Collection. The amalgamation of the files creates a masterfile. The masterfile is sent to Futuremedia

Objective

The objective of this process is:

o     To create a document on the basis of which to invoice

Responsible

Futuremedia assisted by Halfords

Contacts

Team members involved in this activity are:

o     Halfords Office Staff

Process inputs

The process input is:

o     Reconciled files

Process outputs

The process output is:

o     A masterfile

Quality Issues

Payment will not be made without an issue of LoC

Quantity/Volume Issues There will be one masterfile

Service Levels

To be completed and masterfile made available to Royal Mail within 14 working days of issue of last LoC

Futuremedia and Halfords Bikes2Work Programme

3.2   Futuremedia carry out parity audit

Introduction

Futuremedia   compare  the  masterfile   against  their  CRM  system  to  verify
consistency and confirm accuracy to Halfords and Royal Mail.

Objective

The objective of this process is:

o     To verify the document on the basis of which to invoice

Responsible

Futuremedia

Contacts

Team members involved in this activity are:

o     Futuremedia office staff

Process inputs

The process input is:

o     Masterfile

o     CRM

Process outputs

The process output is:

o     A verified masterfile

Quality Issues

Accurate masterfile

Quantity/Volume Issues

There will be one verified masterfile

Service Levels

Accurate masterfile to be completed within 5 working days of receipt

Futuremedia and Halfords Bikes2Work Programme

3.3   Halfords issue invoice to leasing company

Introduction

Futuremedia to ensure Halfords draw up invoice on basis of total of the value of the LoCs

Objective

The objective of this process is:

o     To issue the invoice to the leasing company

Responsible

Futuremedia assisted by Halfords

Contacts

Team members involved in this activity are:

o     Futuremedia office staff

Process inputs

The process input is:

o     Masterfile

Process outputs

The process output is:

o     An Invoice

Quality Issues

Accurate invoice

Service Levels

To be completed within 5 working days accuracy verification

Futuremedia and Halfords Bikes2Work Programme

3.6   Settle Invoice

Introduction

The Leasing Company will settle invoice by paying Futuremedia full amount and Futuremedia will account to Halfords for 93% of the value of the invoice.

Objective

The objective of this process is:

o     To settle Futuremedia invoice

Responsible

Leasing Company

Contacts

Team members involved in this activity are:

o     Stuart Beaton

Process inputs

The process input is:

o     An approved invoice

Process outputs

The process output is:

o     Payment

Quality Issues

Payment will not be made without an accurate and valid VAT invoice based on a complete and accurate masterfile.

Quantity/Volume Issues

There will be one invoice issued once the final LoC has been issued by Halfords

Futuremedia and Halfords Bikes2Work Programme

4     Support

Introduction

Futuremedia is responsible for post-delivery Employee support.

Objective

The objectives of the post-delivery support are:

o To ensure that an Employee support is provided in accordance with the Agreement

Processes

4.1   Support Employee

4.2   Resolve issues

Each process has its own Process Description, numbered from 4.1 to 4.2.

Service level

Futuremedia to resolve issues promptly and courteously.

Futuremedia and Halfords Bikes2Work Programme

4.1   Support Employee

Introduction

Futuremedia and Halfords will support every Employee to ensure that the Bikes2Work Programme is meeting their expectations.

Objective

The objectives of the process are:

o     To ensure that an warranty is provided

o     To provide a feedback process to Royal Mail

o     To provide an opportunity to resolve any outstanding issues

o     To advise the Employee how to obtain warranty support

Responsible

Futuremedia assisted by Halfords

Contacts

Team members involved in this activity are:



Process inputs

The process inputs are:

o     Customer details

o     CRM System data

Process outputs

The process outputs are:

o     Resolved issues

o     Feedback schedule

o     Updated CRM System data

Futuremedia and Halfords Bikes2Work Programme

4.2 Resolve Issues

Introduction

Futuremedia and Halfords will attempt to resolve any issues with issue of LoC and subsequent redemption

Objective

The objective of this process is:

o     To resolve any outstanding issues.

Responsible

Futuremedia assisted by Halfords

Contacts

Team members involved in this activity are:

o     Futuremedia and Halfords office staff

Process inputs

The process inputs are:

o     CRM System data

Process outputs

The process outputs are:

o     Resolved Issues

o     Happy Employee

o     Updated CRM request

o     Feedback to Halfords and or Futuremedia

Quality Issues

We will feedback issues and resolving actions to Royal Mail and Halfords and monitor ongoing improvement.

Hire Agreement regulated by the Consumer Credit Act 1974

                                                   Send this copy to Futuremedia

This Bikes2Work hire agreement is made between Royal Mail Group plc, 148 Old Street, London EC1V 9HQ (the "Company"), and you as detailed below (the "Hirer) for the hire to you of the goods described below (the "Goods") on the terms set out below and overleaf.

Details of Hirer
--------------------------------------------------------------------------------

[Contact Firstname] [Contact Lastname]
[Address Address1]
[Address Address2]
[Address-City]
[Address State]
[Address Postalcode]

Home Tel [Contact Homephone]
Work Tel: [Contact Work Phone]
Mobile: [Contact Mobile]


Member No. [Contact Contactid]
Order Number: [Opportunityid]

--------------------------------------------------------------------------------
FINANCIAL AND RELATED PARTICULARS
--------------------------------------------------------------------------------
                                      |
[New SalesLogix.SQL Fiel]             |
                                      |
                                      |
                                      |-----------------------------------------
Hire period

A fixed period of 18 months commencing on the date that the Letter of Collection ("LoC") is dispatched.

It is a condition of the Hire Agreement that you agree to reduce your gross salary. See "Changes to Employment Contract" provisions in the Terms and Conditions overleaf.

At the end of the 18 month period

At the end of the 18 month period, you may be asked to cover the costs of collecting and disposing of the Bicycle or the Bicycle may be sold at a fair market value. These costs are currently estimated at (pound)35.00 (inc VAT). The sale of the Bicycle is subject to a separate agreement entered into after the conclusion of the hire period. We will not commit to expressly selling the equipment to you.

Salary Sacrifice

The Company has a salary sacrifice arrangement whereby your salary is reduced to fund the provision of the Bicycle and which saves PAYE and National Insurance. The exact saving will vary depending on your personal circumstances. This amount can be confirmed by calling the Enquiry Centre on 08700 170 520. Early leavers from this scheme will be liable to pay compensation (see Early Leavers provision in the Terms and Conditions overleaf).

Hirer's Offer and Declaration

You (1) acknowledge that you selected the value of your LoC (2) warrant that the details of the Hirer are correct; (3) acknowledge your awareness of the terms of this agreement below and overleaf; (4) confirm that the use of the Bicycle(s) contained in the Bicycle Package will be mainly for Commuting purposes (see Definitions provision in Terms and Conditions Overleaf).
--------------------------------------------------------------------------------
I confirm that the use of the Bicycle(s) contained in the Bicycle Package will be mainly for Commuting purposes (see Definitions provision in Terms and Conditions overleaf).
--------------------------------------------------------------------------------
Signed for and on behalf of Royal Mail Group plc

/s/ A. Brears
--------------------------------------------------------------------------------
This is a Hire Agreement regulated by the Consumer Credit Act 1974. Sign it only if you want to be legally bound by its terms.

Signature(s) of Hirer(s):

Date(s) of signature(s):

Under this agreement the goods do not become your property and you must not sell them.
--------------------------------------------------------------------------------
YOUR RIGHT TO CANCEL

Once you have signed this agreement, you will have for a short time a right to cancel it. Exact details of how and when you can do this will be sent to you by post by the owner.
--------------------------------------------------------------------------------

Terms and Conditions

Introduction

Royal Mail Group plo ("the Company") with the advice and assistance of Futuremedia Plc ("Futuremedia"), has established the Bikes2Work Scheme (the "Scheme") to provide Bicycles and Bicycle Safety Equipment to employees of the Company for private use and Commuting. These terms and conditions together with the provisions on the reverse side (collectively referred to as "the Agreement") comprise the terms and conditions of your Consumer Hire Agreement and salary sacrifice request.

The BIkes2Work Agreement

By entering into this Agreement you have agreed to enter into a salary sacrifice agreement for a fixed period of 18 months. Under the Agreement, you will be provided with the use of a Bicycle of your choice and (f you choose) Bicycle Safety Equipment to meet your specific Commuting and private needs (hereafter referred to as your "Bicycle Package"). The Bicycle Package will be supplied to you for a fixed period of 18 months. The value you select as your Letter of Collection ("LoC"), determines the amount by which your gross salary is reduced.

By entering into this Agreement you are confirming that

o     The Bicycle Package is for use by you; and

o The use of the Bicycle contained in the Bicycle Package will be mainly for Commuting purposes (as defined below)

The Bicycle Package will be provided by Halfords. Whilst participating in the Agreement, the Bicycle Package remains the property of the Company (or their nominated agents) and you may not profit from, transfer, sell or otherwise dispose of the Bicycle Package. You may not obtain a Bicycle Package for any purpose other than your own Commuting and private use.

      On entering into this Agreement you will be provided with a LoC. The LoC is the mechanism by which you can obtain the Bicycle from any Halfords store. The LoC is not redeemable for any other purpose, and may not be redeemed by any other person with or without your authority. The LoC will be issued for a specific fixed monetary value, the minimum value being (pound)100 increasing in increments of (pound)50 to the maximum value (pound)500. By entering into the Agreement you are confirming your wish to participate in the Agreement and once the LoC is issued it cannot be returned nor its value altered. The LoC must be redeemed within four calendar months of its issue. Halfords and the Company reserve the right to change the values of LoC on offer during the life of the Bikes2Work Agreement.

      Should the value of the Bicycle Package chosen be less than the value of the LoC issued no reimbursement of the difference will take place. Bicycle Package may be obtained to a value in excess of the value of the LoC, but will not form part of your salary sacrifice, and this additional sum will not benefit from the tax break. However, the Bicycle Package will still remain the property of the Company (or their nominated agents) during the Hire Agreement even where you contribute additional money of your own, to the total purchase price.

At the end of the 18 month period

At the end of the 18 month period, you may be asked to cover the costs of collecting and disposing of the Bicycle Package or the Bicycle Package may be sold at a fair market value. These costs are currently estimated at (pound)35.00 (inc VAT). The sale of the Bicycle Package is subject to a separate agreement entered into after the conclusion of the hire period. We will not commit to expressly selling the equipment to you.

Changes to Employment Contract

Before entering this Agreement you would have been entitled to receive your original monthly or weekly salary, as the case may be. By entering this Agreement, you hereby agree to receive the adjusted lower monthly or weekly salary in exchange for which you will receive a Bicycle of your choice and Bicycle Safety Equipment for Commuting and private needs. The amount of salary sacrifice is as set out in the `Salary Sacrifice' section overleaf.

      You acknowledge that as a consequence of signing this Agreement your gross salary will be reduced (as outlined in the paragraph above) (as outlined in the paragraph above) and you hereby consent to this change. The duration of this change shall be 18 months, beginning and ending on the same dates as the 18-month term of this Agreement. During the 18-month term your reduction in gross salary will be irrevocable. At the end of the term, you will revert to the original salary (subject to any adjustment made to your salary since the start of the Agreement) and your entitlement to use of the Bicycle Package shall cease.

Temporary Absence from Work

In the event of your taking paid sick leave, including statutory sick pay, or your taking paid leave including sick leave, ordinary maternity leave and career breaks of up to 6 months, your salary sacrifice commitments will continue. Salary deductions will not continue to be made if this would take the employee below the National Minimum Wage threshold. In such a case and in the case of any unpaid leave, your salary sacrifice commitments will cease during your absence and resume upon your return to work, with the 18-month tern of your salary sacrifice extended by the number of months of unpaid leave. If you do not return to work and your employment is terminated for any reason following a period of unpaid leave, you will be treated in accordance with the Early Leavers provisions below.

Early Leavers

At the start of the Agreement the Company will incur the cost of providing you with a Bicycle Package in order to provide you with a benefit during the 18-month term of the Agreement. If you cease to be a Company employee for any reason before the expiry of the 18-month term, the Company will not be able to accept any returned Bicycle Packages and will not be able to recover the cost incurred. For this reason, the Company will charge you an amount as compensation, and this will be deducted from your net pay. In the event that the final salary payment is not sufficient to meet the shortfall under the Hire Agreement, any outstanding amounts will be repaid within 7 days of receiving a request to do so.

      This amount will be equal to the total of the monthly gross salary sacrifice amounts for the months remaining on your 18-month Agreement plus a final fixed amount from your after tax (net) salary which may be charged to cover the administrative costs and charges associated with collecting and disposing of the Bicycle Package (currently estimated at (pound)35.00 inc VAT).

Eligibility

Bikes2Work is governed by the Inland Revenue and is open to all Company employees with a minimum of 12 months continuous service at 1st March 2005, whether full or part time, providing salary after sacrifice remains above the National Minimum Wage.

   To be eligible for the tax benefits resulting from the salary sacrifice arrangement you will need to:

o     Be 18 years of age or over.

o     Be a UK taxpayer, who can benefit from the tax efficiencies of the scheme.

Halfords and the Company reserve the right to decline a request to issue a LoC and participate in the Agreement. Participation will not be unreasonably withheld. Each request for a LoC will be subject to authorisation by the Company, and Halfords will only process orders suitably authorised by the Company.

Delivery and Collection of the Bicycle Package
You may collect your Bicycle  Package from any Halfords store on presentation of
the  LoC  and  a  suitable   form  of   identification.   Acceptable   forms  of
identification are:

o     Your 10 card

o     Your Passport

o     Your Driving Licence

The Company and Halfords are not responsible for any damage or loss occurring after you have accepted collection of the Bicycle Package.

      If you do not tolled the Bicycle Package Halfords may charge you for delivery. This does not form part of this Agreement.

      Halfords is solely responsible for the delivery of the Bicycle Package, and you are responsible for the acceptance of the Bicycle Package

Your responsibilities

The Bicycle Package is your responsibility for the duration of the Agreement. It is your responsibility to ensure the Bicycle and/or Bicycle Safety Equipment is/are used safely in accordance with the operating instructions provided by the manufacturer(s). Should any Bicycle or piece of Bicycle Safety Equipment be lost or suffer accidental damage or became inoperable you will be required to continue meeting your financial responsibilities for the remainder of the 18 month period. Replacement Bicycles or Bicycle Safely Equipment may be purchased from Halfords. Any replacement Bicycles or Bicycle Safety Equipment are not paid for under the terms of this Agreement.

      If the Bicycle is not mainly used for Commuting by you, the Bicycle Package will not be covered by the Tax Exemption. Accordingly, you acknowledge and agree that in such circumstances the Company may in its sole discretion or where required to do so by any Tax Authority, Court of Law, Tribunal or otherwise declare the Bicycle Package as a taxable benefit in kind. This means that under current rules you will incur a tax liability (at your normal rate of personal taxation) on an amount equal to 20% of the value of the Bicycle Package when it was first made available to you. This liability will be computed on an annual basis.

Disclaimer of Warranties

The Bicycle(s) come with a standard 12 month Halfords warranty. Except as required by law, neither Futuremedia nor the Company offer any separate warranty on the bicycle(s). Your statutory rights are not affected.

      You are responsible for reading the Halfords warranty and complying with its terms and understanding what actions may affect the validity of the warranty.

      You solely bear the entire risk of loss, theft damage to, or any loss or destruction of the Bicycle Package. Any loss will riot affect the continuation in force of the Agreement. It is therefore recommended you obtain separate insurance for your Bicycle Package, or ensure the Bicycle Package is covered by your Home contents insurance. If the Bicycle Package is covered by your Home contents insurer, you must inform your insurer that the Company has an interest in the Bicycle Package.

      Any insurance cover obtained does not form part of this Agreement The Company does not take any responsibility for any insurance cover obtained.

      This does not impact on any warranties offered by Halfords. Except as required by law, neither the Company nor Halfords offer any separate warranty, and you are responsible for reading and understanding the Halfords warranty and complying with its terms. Your statutory rights are not affected.

Data Protection

You hereby authorise the Company, Futuremedia and Halfords to transfer your data to each other and where necessary to the organisations involved in the implementation of this Agreement. This will include providers of mailing and installation services. Such data will be used strictly for the purpose of administration of your involvement in this agreement, will not be passed to any other third parry, and will be processed in accordance with the Data Protection Ad 1998.

Limitation of liability

Under no circumstances shall the Company, or their suppliers be liable for any indirect punitive, incidental, special or consequential damages (including without limitation damages for loss of use, lost data, economic loss, or other loss) arising out of a breach of this Agreement or any other action or failure to act even if the Company or Halfords have been advised of the possibility of such damages.

      The Company and their suppliers, and their nominated agents shall not be held liable for failure to supply, failure to deliver on an agreed time or day, or late delivery. Nothing in the Agreement shall limit the liability of the Company, Halfords and their suppliers for death or personal injury resulting from their negligence, fraud and/or breach of such implied terms as might exist in law relating to title, satisfactory quality or fitness for purpose.

Miscellaneous

This Agreement is governed by English law. The Company and you hereby submit to the jurisdiction of the English courts to settle any dispute arising under or in connection with this Agreement

Definitions

For the purposes of this Agreement the terms set out below have the following meanings:

o "Bicycle" means a cycle as defined by S192(1) of the Road Traffic Act as amended or updated from time to time;

o "Commuting" means a qualifying journey as defined by S249 of the Income Tax (Earnings and Pensions) Act 2003 as amended or updated from time to time. This is a journey in whole or in part between your home and workplace, or between one workplace and another in connection with your performance of your duties of employment with the Company,

o "Tax Exemption" means the tax exemption afforded by S244 of the Income Tax (Earnings and Pensions) Act 2003 as amended or updated from time to time; and

o "Bicycle Safety Equipment means bicycle safety equipment such as helmets or reflective clothing.

--------------------------------------------------------------------------------
IMPORTANT - YOU SHOULD READ
THIS CAREFULLY

YOUR RIGHTS

The Consumer Credit Act 1974 covers this agreement and lays down certain requirements for your protection which must be satisfied when the agreement is made. If they are not, the Company cannot enforce the agreement against you without a court order.

If you would like to know more about the protection and remedies provided under the Act, you should contact either your local Trading Standards Department or your nearest Citizens' Advice Bureau.
--------------------------------------------------------------------------------

Hire Agreement regulated by the Consumer Credit Act 1974          Keep this copy

This Bikes2Work hire agreement is made between Royal Mail Group plc, 148 Old Street, London EC1V 9HQ (the "Company"), and you as detailed below (the "Hirer) for the hire to you of the goods described below (the "Goods") on the terms set out below and overleaf.

Details of Hirer
--------------------------------------------------------------------------------



[Contact Firstname] [Contact Lastname]
[Address Address1]
[Address Address2]
[Address-City]
[Address State]
[Address Postalcode]

Home Tel [Contact Homephone]
Work Tel: [Contact Work Phone]
Mobile: [Contact Mobile]

Member No. [Contact Contactid]
Order Number: [Opportunityid]

--------------------------------------------------------------------------------
FINANCIAL AND RELATED PARTICULARS
--------------------------------------------------------------------------------
Goods                                 |   Salary Sacrifice
                                      |
[New SalesLogix.SQL Field]            |
                                      |
                                      |-----------------------------------------

Hire period

A fixed period of 18 months commencing on the date that the Letter of Collection ("LoC") is dispatched.

It is a condition of the Hire Agreement that you agree to reduce your gross salary. See "Changes to Employment Contract" provisions in the Terms and Conditions overleaf.

--------------------------------------------------------------------------------

At the end of the 18 month period

At the end of the 18 month period, you may be asked to cover the costs of collecting and disposing of the Bicycle or the Bicycle may be sold at a fair market value. These costs are currently estimated at (pound)35.00 (inc VAT). The sale of the Bicycle is subject to a separate agreement entered into after the conclusion of the hire period. We will not commit to expressly selling the equipment to you.

Salary Sacrifice

The Company has a salary sacrifice arrangement whereby your salary is reduced to fund the provision of the Bicycle and which saves PAYE and National Insurance. The exact saving will vary depending on your personal circumstances. This amount can be confirmed by calling the Enquiry Centre on 08700 170 520. Early leavers from this scheme will be liable to pay compensation (see Early Leavers provision in the Terms and Conditions overleaf).

Hirer's Offer and Declaration

You (1) acknowledge that you selected the value of your LoC (2) warrant that the details of the Hirer are correct; (3) acknowledge your awareness of the terms of this agreement below and overleaf; (4) confirm that the use of the Bicycle(s) contained in the Bicycle Package will be mainly for Commuting purposes (see Definitions provision in Terms and Conditions Overleaf).

--------------------------------------------------------------------------------
YOUR RIGHT TO CANCEL

Once you have signed, you will have for a short time a right to cancel this agreement. You can do this by sending or taking a WRITTEN notice of cancellation to Futuremedia plc, Nile House, Nile Street, Brighton, BN1 1HW.

If you cancel this agreement, any money you have paid must be returned to you. You will not have to make any further payment.

If you already have any goods under the agreement, you should not use them and should keep them safe. (Legal action may be taken against you if you do not take proper care of them.) You can wait for them to be collected from you and you need not hand them over unless you receive a written request. If you wish, however, you may return the goods yourself.
--------------------------------------------------------------------------------

Terms and Conditions

Introduction

Royal Mail Group plo ("the Company") with the advice and assistance of Futuremedia Plc ("Futuremedia"), has established the Bikes2Work Scheme (the "Scheme") to provide Bicycles and Bicycle Safety Equipment to employees of the Company for private use and Commuting. These terms and conditions together with the provisions on the reverse side (collectively referred to as "the Agreement") comprise the terms and conditions of your Consumer Hire Agreement and salary sacrifice request.

The BIkes2Work Agreement

By entering into this Agreement you have agreed to enter into a salary sacrifice agreement for a fixed period of 18 months. Under the Agreement, you will be provided with the use of a Bicycle of your choice and (f you choose) Bicycle Safety Equipment to meet your specific Commuting and private needs (hereafter referred to as your "Bicycle Package"). The Bicycle Package will be supplied to you for a fixed period of 18 months. The value you select as your Letter of Collection ("LoC"), determines the amount by which your gross salary is reduced.

By entering into this Agreement you are confirming that

o     The Bicycle Package is for use by you; and

o The use of the Bicycle contained in the Bicycle Package will be mainly for Commuting purposes (as defined below)

The Bicycle Package will be provided by Halfords. Whilst participating in the Agreement, the Bicycle Package remains the property of the Company (or their nominated agents) and you may not profit from, transfer, sell or otherwise dispose of the Bicycle Package. You may not obtain a Bicycle Package for any purpose other than your own Commuting and private use.

      On entering into this Agreement you will be provided with a LoC. The LoC is the mechanism by which you can obtain the Bicycle from any Halfords store. The LoC is not redeemable for any other purpose, and may not be redeemed by any other person with or without your authority. The LoC will be issued for a specific fixed monetary value, the minimum value being (pound)100 increasing in increments of (pound)50 to the maximum value (pound)500. By entering into the Agreement you are confirming your wish to participate in the Agreement and once the LoC is issued it cannot be returned nor its value altered. The LoC must be redeemed within four calendar months of its issue. Halfords and the Company reserve the right to change the values of LoC on offer during the life of the Bikes2Work Agreement.

      Should the value of the Bicycle Package chosen be less than the value of the LoC issued no reimbursement of the difference will take place. Bicycle Package may be obtained to a value in excess of the value of the LoC, but will not form part of your salary sacrifice, and this additional sum will not benefit from the tax break. However, the Bicycle Package will still remain the property of the Company (or their nominated agents) during the Hire Agreement even where you contribute additional money of your own, to the total purchase price.

At the end of the 18 month period

At the end of the 18 month period, you may be asked to cover the costs of collecting and disposing of the Bicycle Package or the Bicycle Package may be sold at a fair market value. These costs are currently estimated at (pound)35.00 (inc VAT). The sale of the Bicycle Package is subject to a separate agreement entered into after the conclusion of the hire period. We will not commit to expressly selling the equipment to you.

Changes to Employment Contract

Before entering this Agreement you would have been entitled to receive your original monthly or weekly salary, as the case may be. By entering this Agreement, you hereby agree to receive the adjusted lower monthly or weekly salary in exchange for which you will receive a Bicycle of your choice and Bicycle Safety Equipment for Commuting and private needs. The amount of salary sacrifice is as set out in the `Salary Sacrifice' section overleaf.

      You acknowledge that as a consequence of signing this Agreement your gross salary will be reduced (as outlined in the paragraph above) (as outlined in the paragraph above) and you hereby consent to this change. The duration of this change shall be 18 months, beginning and ending on the same dates as the 18-month term of this Agreement. During the 18-month term your reduction in gross salary will be irrevocable. At the end of the term, you will revert to the original salary (subject to any adjustment made to your salary since the start of the Agreement) and your entitlement to use of the Bicycle Package shall cease.

Temporary Absence from Work

In the event of your taking paid sick leave, including statutory sick pay, or your taking paid leave including sick leave, ordinary maternity leave and career breaks of up to 6 months, your salary sacrifice commitments will continue. Salary deductions will not continue to be made if this would take the employee below the National Minimum Wage threshold. In such a case and in the case of any unpaid leave, your salary sacrifice commitments will cease during your absence and resume upon your return to work, with the 18-month tern of your salary sacrifice extended by the number of months of unpaid leave. If you do not return to work and your employment is terminated for any reason following a period of unpaid leave, you will be treated in accordance with the Early Leavers provisions below.

Early Leavers

At the start of the Agreement the Company will incur the cost of providing you with a Bicycle Package in order to provide you with a benefit during the 18-month term of the Agreement. If you cease to be a Company employee for any reason before the expiry of the 18-month term, the Company will not be able to accept any returned Bicycle Packages and will not be able to recover the cost incurred. For this reason, the Company will charge you an amount as compensation, and this will be deducted from your net pay. In the event that the final salary payment is not sufficient to meet the shortfall under the Hire Agreement, any outstanding amounts will be repaid within 7 days of receiving a request to do so.

      This amount will be equal to the total of the monthly gross salary sacrifice amounts for the months remaining on your 18-month Agreement plus a final fixed amount from your after tax (net) salary which may be charged to cover the administrative costs and charges associated with collecting and disposing of the Bicycle Package (currently estimated at (pound)35.00 inc VAT).

Eligibility

Bikes2Work is governed by the Inland Revenue and is open to all Company employees with a minimum of 12 months continuous service at 1st March 2005, whether full or part time, providing salary after sacrifice remains above the National Minimum Wage.

      To be eligible for the tax benefits resulting from the salary sacrifice arrangement you will need to:

o     Be 18 years of age or over.

o     Be a UK taxpayer, who can benefit from the tax efficiencies of the scheme.

Halfords and the Company reserve the right to decline a request to issue a LoC and participate in the Agreement. Participation will not be unreasonably withheld. Each request for a LoC will be subject to authorisation by the Company, and Halfords will only process orders suitably authorised by the Company.

Delivery and Collection of the Bicycle Package

You may collect your Bicycle  Package from any Halfords store on presentation of
the  LoC  and  a  suitable   form  of   identification.   Acceptable   forms  of
identification are:

o     Your 10 card

o     Your Passport

o     Your Driving Licence

The Company and Halfords are not responsible for any damage or loss occurring after you have accepted collection of the Bicycle Package.

      If you do not tolled the Bicycle Package Halfords may charge you for delivery. This does not form part of this Agreement.

      Halfords is solely responsible for the delivery of the Bicycle Package, and you are responsible for the acceptance of the Bicycle Package

Your responsibilities

The Bicycle Package is your responsibility for the duration of the Agreement. It is your responsibility to ensure the Bicycle and/or Bicycle Safety Equipment is/are used safely in accordance with the operating instructions provided by the manufacturer(s). Should any Bicycle or piece of Bicycle Safety Equipment be lost or suffer accidental damage or became inoperable you will be required to continue meeting your financial responsibilities for the remainder of the 18 month period. Replacement Bicycles or Bicycle Safely Equipment may be purchased from Halfords. Any replacement Bicycles or Bicycle Safety Equipment are not paid for under the terms of this Agreement.

      If the Bicycle is not mainly used for Commuting by you, the Bicycle Package will not be covered by the Tax Exemption. Accordingly, you acknowledge and agree that in such circumstances the Company may in its sole discretion or where required to do so by any Tax Authority, Court of Law, Tribunal or otherwise declare the Bicycle Package as a taxable benefit in kind. This means that under current rules you will incur a tax liability (at your normal rate of personal taxation) on an amount equal to 20% of the value of the Bicycle Package when it was first made available to you. This liability will be computed on an annual basis.

Disclaimer of Warranties

The Bicycle(s) come with a standard 12 month Halfords warranty. Except as required by law, neither Futuremedia nor the Company offer any separate warranty on the bicycle(s). Your statutory rights are not affected.

      You are responsible for reading the Halfords warranty and complying with its terms and understanding what actions may affect the validity of the warranty.

      You solely bear the entire risk of loss, theft damage to, or any loss or destruction of the Bicycle Package. Any loss will riot affect the continuation in force of the Agreement. It is therefore recommended you obtain separate insurance for your Bicycle Package, or ensure the Bicycle Package is covered by your Home contents insurance. If the Bicycle Package is covered by your Home contents insurer, you must inform your insurer that the Company has an interest in the Bicycle Package.

      Any insurance cover obtained does not form part of this Agreement The Company does not take any responsibility for any insurance cover obtained.

      This does not impact on any warranties offered by Halfords. Except as required by law, neither the Company nor Halfords offer any separate warranty, and you are responsible for reading and understanding the Halfords warranty and complying with its terms. Your statutory rights are not affected.

Data Protection

You hereby authorise the Company, Futuremedia and Halfords to transfer your data to each other and where necessary to the organisations involved in the implementation of this Agreement. This will include providers of mailing and installation services. Such data will be used strictly for the purpose of administration of your involvement in this agreement, will not be passed to any other third parry, and will be processed in accordance with the Data Protection Ad 1998.

Limitation of liability

Under no circumstances shall the Company, or their suppliers be liable for any indirect punitive, incidental, special or consequential damages (including without limitation damages for loss of use, lost data, economic loss, or other loss) arising out of a breach of this Agreement or any other action or failure to act even if the Company or Halfords have been advised of the possibility of such damages.

      The Company and their suppliers, and their nominated agents shall not be held liable for failure to supply, failure to deliver on an agreed time or day, or late delivery. Nothing in the Agreement shall limit the liability of the Company, Halfords and their suppliers for death or personal injury resulting from their negligence, fraud and/or breach of such implied terms as might exist in law relating to title, satisfactory quality or fitness for purpose.

Miscellaneous

This Agreement is governed by English law. The Company and you hereby submit to the jurisdiction of the English courts to settle any dispute arising under or in connection with this Agreement

Definitions

For the purposes of this Agreement the terms set out below have the following meanings:

o "Bicycle" means a cycle as defined by S192(1) of the Road Traffic Act as amended or updated from time to time;

o "Commuting" means a qualifying journey as defined by S249 of the Income Tax (Earnings and Pensions) Act 2003 as amended or updated from time to time. This is a journey in whole or in part between your home and workplace, or between one workplace and another in connection with your performance of your duties of employment with the Company,

o "Tax Exemption" means the tax exemption afforded by S244 of the Income Tax (Earnings and Pensions) Act 2003 as amended or updated from time to time; and

o "Bicycle Safety Equipment means bicycle safety equipment such as helmets or reflective clothing.

--------------------------------------------------------------------------------
IMPORTANT - YOU SHOULD READ

THIS CAREFULLY

YOUR RIGHTS

The Consumer Credit Act 1974 covers this agreement and lays down certain requirements for your protection which must be satisfied when the agreement is made. If they are not, the Company cannot enforce the agreement against you without a court order.

If you would like to know more about the protection and remedies provided under the Act, you should contact either your local Trading Standards Department or your nearest Citizens' Advice Bureau.
--------------------------------------------------------------------------------

                                   APPENDIX D

                           BRANDING LICENCE AGREEMENT

BETWEEN:

(1)   ROYAL  MAIL  GROUP  PLC,  a  company   registered  in  England  and  Wales
      (registered number 4138203), whose registered office is 148 Old Street, London EC1V 9HQ (Royal Mail); and

(2) FUTUREMEDIA PLC, a company registered in England and Wales (registered number 1616681), whose registered office is Nile House, Nile Street, Brighton, East Sussex BN11HW (Futuremedia).

BACKGROUND:

      In the course of providing the Services, Futuremedia may wish to publish and distribute promotional materials for the Bikes2Work services on which Royal Mail Trade Marks are used. Royal Mail has agreed to allow Futuremedia to use the Royal Mail Trade Marks for that purpose on the terms of this Licence.

IT IS AGREED:

1.    Definitions and Interpretation

1.1   In this Licence, unless the context otherwise requires:

      1.1.1 Agreement   means  the   parties'   Agreement   in  relation  to
            Bikes2Work Services to which this Licence is attached as an Appendix;

      1.1.2 Intellectual Property Rights means patents, trade mark rights, copyrights, topography rights, rights to extract information from a database, design rights, rights of confidence and to protect trade secrets, and all rights or forms of protection of a similar nature or having equivalent or the similar effect to any of them which may subsist anywhere in the world, whether or not any of them are registered and including applications for registration of any of them;

      1.1.3 Licence means this Licence Agreement, including the Schedule;

      1.1.4 Promotional Materials means any written or electronic materials produced by Futuremedia that promote the Bikes2Work services, including websites;

      1.1.5 Royal Mail Trade Marks means the Royal Mail trade marks set out in the Schedule; and

      1.1.6 all other capitalised terms that are not defined in this Licence have the meanings given to them in the Agreement.

1.2   In this Licence:

      1.2.1 unless the context otherwise requires, all references to:

            (a)   Clauses are references to clauses of this Licence;

            (b)   the Schedule are  references  to the Schedule to this Licence;
                  and

            (c) the word includes or including are to be construed without limitation to the generality of the preceding words;

      1.2.2 the headings are to be ignored in construing this Licence; and

      1.2.3 words or phrases importing the singular are to be interpreted to include the plural and vice versa, unless the context otherwise requires.

2.    Licence

2.1 Subject to Clause 2.2, Royal Mail hereby grants Futuremedia, for the duration of the Agreement, a non-exclusive, royalty-free licence to use and reproduce the Royal Mail Trade Marks on and in Promotional Materials.

2.2   Futuremedia must:

      2.2.1 not use or reproduce any Royal Mail Trade Mark in an offensive, defamatory, misleading or otherwise illegal manner, or in any way likely to adversely affect the reputation of the Royal Mail Trade Marks or Royal Mail;

      2.2.2 obtain Royal Mail's written consent before each use or reproduction of a Royal Mail Trade Mark. Royal Mail may withhold consent for any reason, and may grant consent on such terms as it thinks fit;

      2.2.3 include with each use or reproduction of a Royal Mail Trade Mark an acknowledgement of Royal Mail's rights in the Royal Mail Trade Mark in such form as Royal Mail may reasonably require;

      2.2.4 not make any representation that Royal Mail recommends or prefers any of Futuremedia's products or services; and

      2.2.5 cease immediately any use or reproduction of a Royal Mail Trade Mark if required to do so by Royal Mail.

2.3 Any goodwill arising from Futuremedia's use or reproduction of the Royal Mail Trade Marks will automatically accrue to Royal Mail,. and Futuremedia must at its own cost sign a confirmatory assignment of such goodwill if Royal Mail requires it to do so.

3.    Intellectual Property Rights

3.1   Futuremedia acknowledges that:

      3.1.1 all Intellectual Property Rights in the Royal Mail Trade Marks are and will be owned by Royal Mail or its third party licensors; and

      3.1.2 Futuremedia  has  no  right,   title  or  interest  in  or  to  such
            Intellectual Property Rights, except as set out in this Licence.

3.2   Royal Mail acknowledges that:

      3.2.1 all Intellectual Property Rights in the Promotional Materials, other than the Royal Mail Trade Marks, are and will be owned by Futuremedia or its third party licensors; and

      3.2.2 Royal  Mail  has  no  right,   title  or  interest  in  or  to  such
            Intellectual Property Rights.

4.    Term and Termination

4.1 This Licence will commence on the date of the Agreement and will continue until:

      4.1.1 the termination or expiry of the Agreement; or

      4.1.2 the termination of this Licence in accordance with Clause 4.2, whichever is earlier.

4.2 Without prejudice to any of its other rights or remedies under the Agreement or this Licence, Royal Mail will have the right to terminate this Licence immediately on giving written notice to Futuremedia if Futuremedia commits a material breach of this Licence that, in the case of a breach capable of remedy, is not remedied within 14 days of the receipt by Futuremedia of a written notice identifying the breach and requiring its remedy.

4.3 Termination or expiry of this Licence will not affect the rights of the parties that have accrued on or before termination or expiry.

4.4 Those Clauses that expressly or impliedly survive termination of this Licence will survive termination of this Licence, including Clauses 3, 4.3 and 4.4.

5.    Assignment

      Neither party may assign, sub-license, transfer or otherwise deal with any of its rights or obligations under this Licence without the other party's prior written consent.

                                    SCHEDULE

                             ROYAL MAIL TRADE MARKS

ROYAL MAIL
POST OFFICE(R)
PARCELFORCE WORLDWIDE
PARCELFORCE

                                   APPENDIX E

       Measures to be carried out by Futuremedia pic to prevent employees contacting Royal Mail Group plc

Futuremedia plc shall take the following actions to prevent support calls for the Helpdesk and relating to the Bikes2Work Programme from going to Royal Mail (including the Royal Mail help desk):

(1) Futuremedia shall establish one single phone number on 08700 170 520 (and e-mail) that will be used from promotion through to after sale support.

(2) Such single phone number (and e-mail) shall be prominently promoted during the marketing campaign.

(3) Such single phone number (and e-mail) shall be promoted on all main Bikes2Work web pages.

                                   APPENDIX F

                          Customer Satisfaction Survey

--------------------------------------------------------------------------------
Overall, how would you rate your experience               Excellent/good/
so far of the Bikes2Work scheme?                          average/poor/very
                                                          poor
--------------------------------------------------------------------------------
Are you happy that you joined the scheme?                 Yes / no
--------------------------------------------------------------------------------
Would you recommend the scheme to your                    Yes / no
colleagues?
--------------------------------------------------------------------------------
If no, why not?
--------------------------------------------------------------------------------
Sales Process
--------------------------------------------------------------------------------
Did you feel that the information needed to               Yes/ no
make a decision on joining the Bikes2Work
scheme was easily available to you?
--------------------------------------------------------------------------------
Did you call the sales enquiry line?                      Yes / no
--------------------------------------------------------------------------------
If yes, how would you rate this service?                  Excellent/good/
                                                          average/poor/very
                                                          poor
--------------------------------------------------------------------------------
Did you attend a Bikes2Work roadshow?                     Yes / no
--------------------------------------------------------------------------------
If yes, how would you rate the usefulness of              Very important /
this in making your decision to join the                  important/
sceme?                                                    quite important/
                                                          not important /
                                                          not at all important
--------------------------------------------------------------------------------
Delivery and Installation
--------------------------------------------------------------------------------
How would you rate your experience of                     Excellent/good/
delivery and                                              average/poor/very
installation?                                             poor
--------------------------------------------------------------------------------
Technical Support
--------------------------------------------------------------------------------
Have you used the technical support service?              Yes / no
--------------------------------------------------------------------------------
If yes how would you rate the service overall?            Excellent
                                                          /good/average
                                                          /poor/very poor
--------------------------------------------------------------------------------
Was your issue resolved over the telephone                Yes / no with
your first call?
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total time to resolution of problem                       Less than 1 hour /
                                                          Less than 5 hours/
                                                          less than 24 hours /
                                                          less than 48 hours/
                                                          less than 1 week /
                                                          more than 1 week
--------------------------------------------------------------------------------
Overall,  how would you rate your  experience of          Excellent/good/
the  Bikes2Work   Services   including   initial          satisfactory/less than
Bikes2Work  Programme brochures and information,          satisfactory/poor
ordering,   installation,    customer   service,
technical  support and the  bicycles and bicycle
safety  equipment  using the rating  scale below
--------------------------------------------------------------------------------
Additional Comments
--------------------------------------------------------------------------------
Do you have any further comments?
--------------------------------------------------------------------------------

                                   APPENDIX G

Mrs Generic
Genericville
Genericshire
Genland
Generic Code

Dear Mrs. Generic

I am delighted to enclose a Generic bicycle Letter of Collection (LoC), which enables you to collect a new bicycle at the value you recently elected through name of scheme. Generic has chosen Halfords to provide this bicycle because of the total service, value and safety package that they are able to provide.

The elected bicycle and safety equipment value is GBPxxx.xx: In order to comply with the terms and conditions of name of scheme, the elected bicycle must be an adult bicycle and can include safety equipment for the total value shown. This helps confirm that the bicycle will be used mainly for commuting to and from work. If you wish, you may select a higher-value bicycle by paying an additional cash sum to Halfords: However, please note that Generic retains ownership of the bicycle. Please also note that you cannot select a bicycle and safety equipment for less than (pound)xxx.xx. (Please see overleaf for full terms and conditions.)

To collect the bicycle, please present this LoC - along with a separate proof of address and signature - at your local Halfords store. A member of Halfords staff will be happy to assist you with selecting the correct size of bicycle to suit your needs and riding style. If you have any questions, please telephone Halfords Business Services on 08700 660511.

I hope that you will enjoy using this new bicycle.

Yours sincerely

Paul Bullett                        See reverse for terms and conditions
Halfords Business Services

Supplied to XX XX

Bicycle Value                       GBPXX

Employee of XXXX

LoC Expiry Date 31/10/2004                                  To be signed by the
Voucher Code 00098447               Signed..............    employee on receipt
                                                             of the goods

Please ensure you have separate proof of address and signature when redeeming this LoC.

Store to  complete  rear.  Return  and  send  to:  Ben  Clarke  at  Business
Services.